Loan Agreement No. 06/02-SIN dated December 16, 2002

made among

PRODUKCIJA PLUS STORITVENO PODJETJE D.O.O., LJUBLJANA,
Kranjceva 26, 1113 Ljubljana

as the borrower

and

BANK AUSTRIA CREDITANSTALT D.D., LJUBLJANA,
Šmartinska cesta 140, 1000 Ljubljana

and

NOVA LJUBLJANSKA BANKA D.D., LJUBLJANA,
Trg republike 2, 1520 Ljubljana,

as the lenders

and

BANK AUSTRIA CREDITANSTALT D.D., LJUBLJANA,
Šmartinska cesta 140, 1000 Ljubljana

as the agent

TABLE OF CONTENTS

TABLE OF CONTENTS

TABLE OF CONTENTS	2
INTRODUCTORY STATEMENT	5
ARTICLE 1 - DEFINITION OF TERMS	6
ARTICLE II - THE LOAN	14
2.01. THE LOAN	14
2.02. VOLUNTARY PREPAYMENT	18
2.03. WITHDRAWAL FROM THE AGREEMENT PRIOR TO DISBURSEMENT OF THE LOAN	18
2.04. DEFAULT INTEREST	18
2.05. SECURITY FOR CLAIMS OF THE BANKS	19
2.06. BILLS OF EXCHANGE	19
2.07. PLEDGE OF IMMOVABLES	20
2.08. PLEDGE OF MOVABLES	22
2.09. ASSIGNMENT OF RECEIVABLES AS SECURITY	23
2.10. PLACEMENT OF DEPOSIT	24
ARTICLE III - PARTICIPATION OF BANKS	25
3.01. PARTICIPATION OF BANKS	25
3.02. NATURE OF RIGHTS AND OBLIGATIONS OF BANKS	25
ARTICLE IV - DISBURSEMENT OF THE LOAN	27
4.01. DELIVERY OF REQUEST FOR DISBURSEMENT	27
4.02. PAYMENTS OF BANKS	27
4.03. METHOD OF PAYMENT TO TH AGENT	27
4.04. PAYMENT OF THE LOAN	28
ARTICLE V - PAYMENTS PURSUANT TO AGREEMENT	29
5.01. MANNER OF REPAYMENT OF THE LOAN, INTEREST AND FEES	29
5.02. DISTRIBUTION OF PAYMENTS	29
ARTICLE VI - REPRESENTATIONS AND OBLIGATIONS OF THE BORROWER	31
6.01. REPRESENTATIONS OF THE BORROWER	31
6.02. THE OBLIGATIONS OF THE BORROWER	33
ARTICLE VII - RIGHTS OF BANKS AND OF THE AGENT	38
7.01. RIGHTS OF BANKS AND OF THE AGENT	38
7.02. EARLY CANCELLATION OF THE LOAN	38
7.03. CHANGE OF OPERATING CONDITIONS OF BANKS AND OF THE AGENT	40
ARTICLE VIII - RELATIONSHIP BETWEEN THE AGENT AND BANKS	41
8.01. APPOINTMENT OF THE AGENT	41
8.02. OBLIGATIONS OF THE AGENT	41
8.03. EXCLUSION OF AGENT'S RESPONSIBILITY	42
8.04. WARRANTIES AND OBLIGATIONS OF BANKS	43
8.05. CHANGE OF THE AGENT	43
ARTICLE IX - ASSIGNMENT OF RIGHTS, CLAIMS AND OBLIGATIONS	45
9.01. ASSIGNMENT OF RIGHTS AND OBLIGATIONS	45
9.02. OTHER CONDITIONS FOR ASSIGNMENT OF CLAIMS AND OBLIGATIONS	45
ARTICLE X - GENERAL PROVISIONS	46

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10.01. DUTIES, TAXES AND EXPENSES	46
10.02. DISTRIBUTION OF NOTICES	46
10.03. CONFIDENTIALITY OF THE AGREEMENT	47
10.04. JURISDICTION AND LAW	47
10.05. INVALIDITY OF PARTICULAR PROVISIONS AND CONTRACTUAL VACUUM	48
10.06. MODIFICATION OF THE AGREEMENT	48
10.07. VALIDITY AND COUNTERPARTS OF THE AGREEMENT	48
SCHEDULE NO. 1: FORM OF REQUEST FOR DISBURSEMENT OF THE LOAN	49
SCHEDULE NO. 2: FORM OF POWER OF AUTHORITY FOR COMPLETION OF BILLS OF EXCHANGE	50
SCHEDULE NO. 3: METHOD OF CALCULATION OF EBIT, CONSOLIDATED TOTAL DEBT AND OPERATING CASH-FLOW	51
SCHEDULE NO. 4: FORM OF COMPLIANCE CERTIFICATE	53
SCHEDULE NO. 5: INFORMATION MEMORANDUM	54
SCHEDULE NO. 6: FORM OF CME STATEMENT	55
SCHEDULE NO. 7:FORM OF KANAL A STATEMENT	57
SCHEDULE NO. 8: FORM OF POP TV STATEMENT	58
SCHEDULE NO. 9: FORM OF AGREEMENT ON ASSIGNMENT OF RECEIVABLES AS SECURITY	59
SCHEDULE NO. 10: FORM OF AGREEMENT ON PLACEMENT OF THE FIXED-TERM DEPOSIT	60
SCHEDULE NO. 11: LIST OF EXISTING LOAN AGREEMENTS	61
SCHEDULE NO. 12: LIST OF MOVABLES	62
SCHEDULE NO. 13: LIST OF RECEIVABLES	63
SCHEDULE NO. 14: LIST OF DECREES ON GRANTING OF RADIO FREQUENCIES	64

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This loan agreement is made in Ljubljana on December 16, 2002 among:

Produkcija Plus storitveno podjetje d.o.o., Ljubljana,
Kranjceva 26, 1113 Ljubljana
(hereinafter: the "Borrower")

and

Bank Austria Creditanstalt d.d., Ljubljana,
Šmartinska cesta 140, 1000 Ljubljana
(hereinafter: "Bank Austria" or the "Bank")

and

Nova Ljubljanska banka d.d., Ljubljana,
Trg republike 2, 1520 Ljubljana
(hereinafter: "Nova LB" or the "Bank")

and

Bank Austria Creditanstalt d.d., Ljubljana,
Šmartinska cesta 140, 1000 Ljubljana
(hereinafter: the "Agent").

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INTRODUCTORY STATEMENT

The parties hereto make the following introductory statements:

  that on September 6, 2002 the Borrower accepted the joint offer of Bank Austria Creditanstalt d.d., Ljubljana and Nova Ljubljanska banka d.d., Ljubljana for the financing arrangement in the total amount of EUR 8.000.000,00.

  that the competent decision-making bodies of Bank Austria Creditanstalt d.d., Ljubljana and Nova Ljubljanska banka d.d., Ljubljana have approved the financing under the terms and conditions  specified in the offer mentioned in the paragraph 1 of this introductory statement.

The Banks are under the conditions of this agreement ready to grant the Borrower a long-term syndicated loan up to the amount of EUR 8.000.000,00 for the purposes as specified in Article II, Section 2.01. hereof.

Based on the foregoing the parties hereto agree as follows:

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ARTICLE I – DEFINITIONS OF TERMS

Terms used in this agreement shall have in this agreement the following meaning:

"Agent"

is Bank Austria Creditanstalt d.d., Ljubljana, as authorised for exercising rights and obligations in connection with the Loan for the account of the Banks in accordance with this agreement and any other bank, which assumes the rights and obligations of the Agent pursuant to this agreement in accordance with Article VIII, Section 8.05 hereof.

"Agent's EUR Account"

is the account of Bank Austria Creditanstalt d.d., Ljubljana (SWIFT Code: BKAUATWW) for EUR at  Bank Austria Creditanstalt AG, Vienna  No. 12615376400 EUR reference 09000300300 or any other EUR account notified by the Agent to all parties hereto at least five Business Days in advance.

"Agent's SIT Account"

is the account of Bank Austria Creditanstalt d.d., Ljubljana for SIT at Banka Slovenije  No. 01000 – 0002900092 reference 09000300400or any other SIT account notified by the Agent to all parties hereto at least five Business Days in advance.

"Bank"

is each lender of the Loan under this agreement as well as any other person, which assumes the rights and the obligations of a Bank hereunder in accordance with Article IX, Section 9.01. and 9.02. hereof; all Banks are jointly referred to as the "Banks".

"CME Limited"	are Central European Media Enterprises Ltd, Clarendon House, Church Street, Hamilton, Bermudas, and their respective legal or singular legal successors.

"CME Slovenia"	are CME Slovenia B.V., Birkstraat 89, 3768 HD Soest, Netherlands, and their respective legal or singular legal successors.

"Disbursement of the Loan"	is each amount paid out by the Agent to the Borrower for the account of the Banks within the meaning of Article IV hereof.

"Disbursement Date of the Loan"	is the day, on which the proceeds of the Loan are paid out to the Borrower in accordance with Article IV hereof.

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"EURIBOR Determination Date"	is the day, which is two Business Days prior to the first day of each Interest Period.

"Date of the Agreement"	is December 16, 2002.

"Business Day"	is any day (other than a Saturday, Sunday and a holiday), on which banks in Slovenia are open for business and on which payment system operates within the regular working hours.

"Deposit"	is the deposit of the Borrower with Bank Austria as defined in Article II, Section 2.10. hereof.

"Borrower's Foreign Exchange Account"	is the transactional account of the Borrower maintained with Bank Austria Creditanstalt d.d., Ljubljana No. 29000-0045008439.

"Fee Agreement"

is the agreement  in connection with the Loan Agreement No. 06/02-SIN made between the Banks and the Borrower on or about the Date of the Agreement, which inter alia contains the agreement on payment of the management fee and of the agency fee.

"Permitted Investments"

means:

  credit balances on accounts with banks authorised to conduct banking business, investments by way of acquiring  assets in the ordinary course of its business, asset management transactions entered into by the Borrower with the prior written approval of Majority of Banks and investments as specified in Article II, Section 2.01., point (b), line "conditions subsequent" hereof.

"EBIT"

means in relation to the financial statements of the Borrower prepared in accordance with the Slovenian Accounting Standards the aggregate of:

  profit or loss, and
  other financial and non-cash items.
The method of calculation of the EBIT is specified in details in Schedule No. 3 hereof.

EBIT shall be calculated on the last day of each Relevant Period by reference to the consolidated data concerning business operations of the Borrower and Controlled Companies for the Financial Year which ends on the last day of that particular Relevant Period.

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"EUR"

is the euro, the single currency of the participating member states of the European Economic and Monetary Union, as contemplated in the Treaty of the European Union (i.e. Treaty of Rome of 1957, as amended by Single European Act of 1986, the Maastricht Treaty of 1992, the Amsterdam Treaty of 1997 and the Nice Treaty of 2000) as amended from time to time.

"EURIBOR"

is:

  the Reference Interest Rate or
  (if such Reference Interest Rate for EUR or for the particular Interest Period is not available) the arithmetic mean of interest rates (rounded upwards to four decimal points) as notified to Bank Austria Creditanstalt d.d., Ljubljana at its request by the Reference Banks as the interest rate offered by Reference Banks to leading banks in the European interbank market, at 11.00 Brussels time on the EURIBOR Determination Date for offerings of deposits in EUR for a period comparable to the Interest Period.

"Principal"	is the aggregate of all disbursed and unpaid amounts under the Loan.

"Mortgage"	is the security interest in the Immovables, as defined in Article II, Section 2.07. hereof.

"Information Memorandum"

means the document titled "Business Plan" which contains business projections of the Borrower, prepared by the Borrower for the period 2001-2008 and which was presented to the Banks and to the Agent and which is enclosed in Schedule No. 5 hereof forming an integral part of this Agreement.

"CME Statement"	is the statement of CME in form and substance in accordance with Schedule No. 6 hereof.

"Kanal A Statement"	is the statement of Kanal A in form and substance in accordance with Schedule No. 7 hereof.

"POP TV Statement"	is the statement of POP TV in form and substance in accordance with Schedule No. 8 hereof.

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"Kanal A"	is Kanal A d.d., Tivolska cesta 50, 1000 Ljubljana.

"Capital"

means the entire equity capital appearing in the  balance sheet of the Borrower and as determined from the most recent financial statements delivered by the Borrower to the Agent in accordance with Article VI, Section 6.02., paragraph 6 hereof.

"Consolidated Total Debt"

is (without double counting) any indebtedness in relation to:

  moneys borrowed (including but not limited to those borrowed from the members of the Group);
  amounts raised from acceptance letters of credit ("acceptance credit facility");
  amounts raised from bills of exchange purchase ("note purchase facility"), issuance of bonds, bills of exchange, debentures and similar debtor financial instruments;
  amounts of liability in respect of tenancy, rent and/or leasing which would, in accordance with generally accepted accounting standards and legal environment, to which the Borrower is subject, be treated as finance or capital lease;
  amounts of liability in respect of purchase price for assets or services the payment of which is deferred for a period in excess of 90 days; and
The method of calculation of the Consolidated Total Debt is set forth in Schedule 3 hereof.

"Controlled Companies"

are Kanal A and POP TV and companies or a company:

  which is controlled, directly or indirectly, by the Borrower, which is more than 50%, directly or indirectly, owned by the Borrower, or which is a Controlled Company of another Controlled Company of the Borrower, whereby it shall be deemed that the Borrower controls a company if it can manage its business operations and/or supervise its managing bodies.

"Loan"	is the long-term syndicated on-shore foreign exchange loan as determined in Article II, Section 2.01. hereof.

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"Margin"

is:

  2,75% annually, if the ratio between the Consolidated Total Debt and EBIT is less than 1,0,
  3,00% annually if the ratio between the Consolidated Total Debt and EBIT is greater than or equal to 1,0 and less than 2,0,
  3,25% annually if the ratio between the Consolidated Total Debt and EBIT is greater than or equal to 2,0 and less than 3,0,
  3,50% annually if the ratio between the Consolidated Total Debt and EBIT is greater than or equal to 3,0.
For the current Interest Period the Margin shall be applied as determined with respect to the ratio between the Consolidated Total Debt and EBIT (as set forth in the Compliance Certificate (Schedule No. 4) and in the Method for calculation of EBIT and of Consolidated Total Debt (Schedule No. 3)), confirmed by the auditor in accordance with this Agreement during the immediately preceding Relevant Period.

"Fees"	are the fees, which the Borrower is liable to pay to the Banks and to the Agent and which are specified in Article II hereof.

"Request for Disbursement"	is Borrower's written request for Disbursement in form and substance in accordance with Schedule No. 1 hereto.

"Nature of Rights and Obligations"	is the nature of the rights and obligations of the Banks in respect of the Loan, as defined in Article III, Section 3.02. hereof.

"Unsatisfied Liability"	is the liability of the Borrower, which is not paid at its due date or if the Agent doubts in the correctness, entirety and in payment being final.

"Immovables"	are the Immovables 1 and the Immovables 2.

"Immovables 1"	are the Immovables owned by the Borrower registered under registry file No. 2606 of the cadastral community Bežigrad of the land register of the County court of Ljubljana.

"Immovables 2"	are the Immovables of the Borrower registered under registry file No. 41 of the cadastral community Melje of the County court of Maribor.

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"Grace Period"	is the one-year period of time, which lasts from the first day following the expiry of the Disbursement Period until the day on which the first instalment of the Principal falls due.

"Interest"	are the interest, which the Borrower is liable to pay to the Banks and which are specified in Article II hereof.

"Interest Rate"	is with respect to each Interest Period the aggregate of the interest rate EURIBOR (applicable on the EURIBOR Determination Date) and of the Margin.

"Interest Period"

  is a period of time for which the Interest are calculated:

    the first Interest Period begins on the first Disbursement Date of the Loan and lasts until the end of the Disbursement Period;
    each subsequent Interest Period is a six-month period, whereby the first such Interest Period begins on the first day after the expiry of the Disbursement Period.

"Decrees on Granting of Radio Frequencies"

  are decrees on granting of radio frequencies to Kanal A and POP TV in accordance with the Law on Telecommunications (Official Gazette of RS No. 30/2001) i.e. decrees of the Agency for Telecommunications, Broadcasting and Post listed in Schedule No. 14 hereof.

"Original Financial Statements"	are audited financial statements of the Borrower prepared in accordance with Slovenian Accounting Standards for the Financial Year ended 31. 12. 2001.

"Agreement"	is this agreement made among the Borrower, the Banks and the Agent.

"Contractual Documentation"

  is this Agreement, the Pledge Agreements, the CME Statement, the Kanal A Statement, the POP TV Statement, the legal opinion of the Slovenian and of the foreign legal counsel, the Fee Agreement and the bills of exchange, as defined in Article II, Section 2.05. hereof, together with the power of authority for completion of  Bills of Exchange  and the Decrees on Granting of Radio Frequencies.

"Conditions Precedent"	are the conditions precedent for each Disbursement of the Loan, as defined in Article II, Section 2.01. hereof.

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"POP TV"	is POP TV d.o.o., Kranjceva 26, 1000 Ljubljana.

"Financial Year"	is a time period, which corresponds to a calendar year.

"Compliance Certificate"

  is the certificate of compliance with the covenants which the Borrower is obliged to deliver to the Agent in accordance with Article VI, Section 6.02. in substance and form specified in Schedule No. 4 hereof.

"Movables"	are the movables as specified in Schedule No. 12 of this Agreement.

"Reference Interest Rate"

  is in relation to EURIBOR annual interest rate as determined by the "Banking Federation of the European Union" and published on the appropriate page of the "Telerate" screen, on the Date of the Agreement being page 248. If the said page is replaced or if Telerate ceases to render such services, the Agent may determine another page or service provider  which publishes the appropriate interest rate.

"Reference Banks"	is a joint designation for Bayerische Hypo- und Vereinsbank AG, Muenchen, KBC Bank N.V., Brussels and Deutsche Bank AG Frankfurt or other banks agreed upon by the Borrower and the Agent.

"Relevant Period"	is the preceding calendar year.

"Disbursement Period"	is a time period of 60 days, commencing on the day following the Date of the Agreement.

"SIT"	are the Slovenian tolar and/or the lawful currency of the Republic of Slovenia.

"Resolution on the Interest Rates of Bank Austria"

  is the applicable Resolution on the Interest Rates of Bank Austria Creditanstalt d.d., Ljubljana,  or any other document of Bank Austria with essentially the same substance; the Agent shall deliver to a contractual party the relevant excerpt from the Resolution on the Interest Rates of Bank Austria upon request of such party.

"Group"	are the Borrower and its Controlled Companies.

"Change of Ownership"	occurs if CME Limited ceases to be direct or indirect owner of business shares, which represent more than 50% of the equity capital of the Borrower.

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"Receivables"

    are the receivables of the Borrower against its debtors Media Pool d.o.o., Ljubljana and Media Publikum d.o.o., Ljubljana pursuant to agreements on mutual co-operation in respect of engaging media facilities, the list of which is in Schedule No. 13 hereof.

"Participation"

    are the amount and the relevant percentage of participation of each Bank in the Loan Amount as specified in Article III, Section 3.01. hereof and/or the actual amount and the relevant percentage of participation of each Bank in the Principal of the Loan.

"Majority Banks"

    is:

      before Disbursement of the Loan, a group of Banks, whose Participations in the granted Loan aggregate to 66 2/3%, after Disbursement of the Loan, a group of Banks, whose Participations in the disbursed and unrepaid amount of the Loan aggregate to 66 2/3%.

"Default Interest"	is default interest as specified in Article II, Section 2.04. of this Agreement.

"Pledge Agreements"

    are pledge agreements or other documents which regulate the securities for the claims of the Banks under this loan agreement with respect to:

      the pledge of the Immovables,
      the pledge of Movables,
      the assignment of Receivables in security,
      delivery of inchoate bills of exchange,
      placement of the fixed-term Deposit in accordance with Article II, Section 2.10 of this Agreement.

"Pledge of Movables"	is the security interest in the Movables as defined in Article II, Section 2.08. of this Agreement.

"Loan Amount"	is the amount of the Loan as defined in Article II, Section 2.01. hereof.

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ARTICLE II - THE LOAN

2.01. the LOAN

Subject to the terms and conditions hereof and subject to the Nature of Rights and Obligations of the Banks, the Banks grant to the Borrower and the Borrower accepts the Loan up to the amount of

EUR 8.000.000,00

(eight million euros 00/100),

provided however, that the liability of each Bank is limited by the amount of the Participation of such Bank, as provided for in Article III, Section 3.01. hereof.

The Banks grant the Loan upon the following terms and conditions:

purpose:	long-term loan for other working capital needs,

type:	on-shore foreign exchange loan, to be used for cross-boarder payments,

disbursement:	during the Disbursement Period, subject to fulfilment of all Conditions Precedent prior to each Disbursement,

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conditions precedent to each disbursement:
      payment of then due and payable Fees
      delivery of the Request for Disbursement,
      delivery of the “Order for cross-boarder payment“ (form 1450), accuracy, completeness and validity of the warranties pursuant to Article VI hereof, creation and validity of the securities contemplated in Article II, Section 2.05., except Immovables 2, valid and acceptable Contractual Documentation,
      resolutions of the competent bodies of the Borrower,
      endorsement of the insurance policies in favour of the Banks, delivery of a reorganisation scheme acceptable to the Banks, delivery of the Decrees on Granting of Radio Frequencies to POP TV and Kanal A, with terms longer than the term of repayment of the Loan, legal opinion of the Slovenian and of the foreign legal counsel acceptable to the Banks, valid placement of the fixed-term Deposit in accordance with Article 2.10. of this Agreement, delivery of a validly executed CME Statement, Kanal A Statement and POP TV Statement.

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conditions subsequent:

      pledge of Immovables 2 at the latest within six months following the Date of the Agreement, at the latest by December 31, 2003 evidence that Pro Plus owns a 100 percent share in POP TV and a 10 percent share in Kanal A and that a security interest in favour of Pro Plus is created in the remaining 90 percent of shares of Kanal A. In case of POP TV, an excerpt from the court register shall be deemed to be an adequate evidence of ownership of the share, and in case of Kanal A an excerpt from the shareholders’ register of Kanal A, signed by the legal representative of Kanal A shall be deemed to be an adequate evidence of ownership of the share. An excerpt from the shareholders’ register , signed by the legal representative of Kanal A shall be deemed to be an adequate evidence of creation of the security interest in the shares of Kanal A. Schedule

manner of disbursement:	by remittance to the transactional account specified in the Request for Disbursement,

currency of disbursement:	EUR,

number of disbursements:	the Loan may be disbursed in no more than five tranches,

currency of repayment of Principal and payment of Interest:	EUR or SIT

currency of payment of Fees:	SIT

manner and term of repayment:

    in eleven  equal consecutive semi-annual  instalments in the amount of EUR 727.272,73, first of which falls due on the last day of the Grace Period, provided however that the Borrower shall not be entitled to reborrow any amount repaid under the Loan,

final repayment term:	all disbursed and unpaid amounts of Loan shall be repaid at the latest on the sixth anniversary of the last day of the Disbursement Period,

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calculation and payment of Interest:

    interest shall be calculated by applying the Interest Rate and are payable on the last day of the relevant Interest Period pursuant to the calculation of Interest, prepared and delivered by the Agent to the Borrower on behalf of the Banks at the latest 5 Business Days prior to the expiry of the relevant Interest Period.

    For the first Interest Period which commences on the first Disbursement Date of the Loan and continues until the end of the Disbursement Period, the Interest shall fall due within 8 days following the date of the calculation, which shall be on the last day of the Disbursement Period, as defined by Article II, Section 2.01 hereof.

management fee:	payable in the amount, at the times and in the manner specified in the Fee Agreement,

agency fee:	payable in the amount, at the times and in the manner specified in the Fee Agreement,

commitment fee:

    is payable to the Agent for the account of the Banks and falls due entirely within 8 days following the date of the calculation, such date being the last day of the Disbursement Period, as defined in Article II, Section 2.01. hereof, whereby the fee shall be computed from the Date of the Agreement onwards at the annual rate equal to 50% of the applicable Margin of the day to day balance of the entire undisbursed Loan Amount, other expenses of the Agent and the Banks:

    the Borrower shall reimburse the Agent for the account of the Banks for all reasonable documented expenses of the legal counsels in connection with the preparation, negotiation, execution and implementation of the Contractual Documentation. The Borrower shall reimburse Agent the said documented expenses of external legal counsels irrespective of whether the loan agreement is executed. The Borrower shall also reimburse the Agent for all documented actual costs to the reasonable extent, incurred in connection with the negotiation, syndication and preparation of the loan irrespective of whether the loan agreement is executed. The said costs and expenses are payable in the amount, at the times and in the manner in accordance with the Tariff of Bank Austria.

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>2.02. VOLENTARY PREPAYMENT

The Borrower may prepay the Loan partially or in whole under the following conditions:
      that it irrevocably notifies the Agent of the same in writing at least 30 days prior to the date of intended prepayment, the Agent shall notify the Banks of the same immediately after the receipt of the notice, that in case of partial prepayment the portion of the Loan to be prepaid equals at least to the amount of EUR 250.000,00 or its multiple, that the date of prepayment is the same as the date of payment of Interest that it pays to the Agent for the account of the Banks a fee at the rate of 0,5% flat of the prepaid amount.

    In case of the first paragraph of this section the Borrower shall be bound to prepay the Principal of the Loan (i) in the amount of prepayment as notified to the Agent in accordance with the first paragraph, (ii) on the day, which was in accordance with the preceding paragraph specified by the Borrower as the day of prepayment, and (iii) in the manner as stipulated for payments under this agreement in Article V, Section 5.01. hereof. The prepaid amounts shall be deemed to reduce the obligations of the Borrower under the Loan in inverse order of their maturities. In any case it shall be first applied to the expenses, after that to the Fees, then to the Default Interest, after that to Interest and lastly to the Principal. The repaid amount can not be reborrowed.

If the Borrower prepays the Principal of Loan (partially or in whole) contrary to the conditions agreed in the preceding two paragraphs, then in such case, it shall be bound:
to pay to the Agent for the account of the Banks a fee at the rate of 1% flat of the prepaid amount, or reimburse the Banks for all damage and expenses actually incurred by the Banks therefrom, if such damages and expenses would exceed the fee from the preceding paragraph.

2.03. WITHDRAWAL FROM THE AGREEMENT PRIOR TO DISBURSEMENT OF THE LOAN

    The Borrower may withdraw from this agreement prior to the Disbursement of the Loan, provided that it pays to the Banks without any objections 50% of the management fee pursuant to Article II, Section 2.01., other reasonable costs and expenses, taxes and duties, (if any) as well as indemnifies the Banks or the Agent for the damage resulting from the withdrawal from this agreement.

    The Borrower shall be deemed to have withdrawn from this agreement, should the Conditions Precedent have not been met until the end of the Disbursement Period or if during the Disbursement Period any of the events from Article VII, Section 7.02  of this Agreement occurred.

2.04. DEFAULT INTEREST

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    The Borrower shall pay Default Interest in respect of each due and unpaid amount pursuant to this agreement. In case of a due and unpaid liability in EUR, the default interest shall be computed at the interest rate, which equals to EURIBOR increased by twice the Margin, provided that interest rate computed in such a manner may be at the most equal to the highest interest rate, which is not deemed yet to be an usurious interest rate in accordance with the Code of Obligations (Off. Gazette of RS 83/01). Default Interest shall be calculated in the same manner as the Interest.

     In case of a due and unpaid liability in SIT, the Default Interest shall be computed in accordance with the default interest prescribed by the law. In case the default interest rate for liabilities in SIT ceases to be prescribed by law, the default interest shall be computed at the interest rate, defined by the applicable Resolution on Interest Rates of Bank Austria. The default interest shall be calculated in the manner provided for by the Resolution on Interest Rates of Bank Austria. The calculated default interest shall be payable on the 8th day following the date of the calculation.

The rate of default interest for the current Interest Period shall be, as soon as it is available, established by the Agent and notified to all parties hereto.

2.05. SECURITY FOR CLAIMS OF THE bANKS

As security for all its liabilities under this agreement the Borrower undertakes to provide the Banks prior to the Disbursement of the Loan the following securities:

10 inchoate bills of exchange, duly signed together with the power of authorisation for filling in the blank parts, valid creation of the Mortgage of the Immovables, whereby as a valid creation of the Mortgage shall be deemed to be an executed agreement pursuant to the Article 250 of the Law on Enforcement and Security and filled application at the competent court for issuance of the decree on securing the pecuniary liability by the pledge, valid Pledge of Movables,
valid creation of the assignment as security of the Receivables, valid placement of the fixed-term Deposit.

    The contractual parties acknowledge and agree that all the above-specified securities shall be created in favour of all Banks and that the claims of all Banks shall have the same ranking in respect of the securities.

    In case of transfer of claims of the Banks under this agreement to third parties, the Borrower agrees and undertakes to issue each and every statement and take all acts, necessary for the transfer of the appropriate part of securities to the new creditor.

For distribution of payments received in case of enforcement of securities specified in this article, Article V, Section 5.02. shall be applied mutatis mutandis.

All costs, duties and taxes resulting from security of claims under this agreement, as well as under the Pledge Agreements shall be borne by the Borrower.

2.06 BILLS OF EXCHANGE

    Bills of Exchange of the Borrower pursuant to Section 2.05 of this Article shall be issued in the form issued by the Banks' Association of Slovenia and the power of authority for completion shall be issued in form and substance set forth in Schedule No. 2.

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The Borrower shall immediately upon request of the Agent replace or reissue bills of exchange, which have been used in accordance with the power of authority for completion or were destroyed.

    Each of the Banks by signing this agreement authorises and orders the Agent to safe-keep the bills of exchange for the account of all Banks and to cash-in (in its own name and on behalf of the Banks) in accordance with the power of authority for completion, the bills of exchange to the debit of money funds of the Borrower kept with whichever bank or other institution authorised to perform payments in SIT or in foreign currency in the Republic of Slovenia  and to apply such funds in accordance with the provisions of Article V hereof. If such funds are in foreign currency, the exchange rate used by the Agent for purchase of foreign exchange from legal entities, shall be applied for calculation of tolars.

2.07. PLEDGE OF IMMOVEABLES

    As security for all claims of the Banks against the Borrower pursuant to this agreement, including, but not limited to those concerning the repayment of the Principal of the Loan, Interest, Default Interest and all other amounts payable pursuant to this Agreement the Borrower pledges the Immovables in favour of the Banks (hereinafter: the "Mortgage") and expressly permits that the Mortgage be registered in the land register competent for the Immovables as well as the entry of the restriction of encumbrance and disposal. The contractual parties agree that they shall enter through their legal representatives into directly enforceable agreement pursuant to Article 250 of the Law on Enforcement and Security (hereinafter: the "Convention") on existence and maturity of the claims pursuant to this Agreement and on consent that such liabilities are to be secured with entry of the Mortgage in the land register competent for the Immovables and on Borrower's consent that after the Borrower's liabilities pursuant to this Agreement become due and payable an enforcement can be requested for the repayment of such liabilities.

    The Borrower expressly covenants that it shall until repayment of all claims of the Banks pursuant to this Agreement, insure the Immovables together with the existing buildings and those built later on the Immovables with a reputable insurance company in the country for their actual value against all risks, regularly pay the insurance premiums and regularly endorse each insurance policy in favour of the Agent for the account of the Banks.

    In case of occurrence of an insurance event concerning the pledged Immovables, the Borrower irrevocably authorises the Agent to keep any paid-out insurance proceeds for the account of the Banks as cash collateral for the claims of the Banks pursuant to this Agreement until full and final satisfaction of such claims. The Agent, for the account of the Banks, shall calculate interest on the amount of the cash collateral as if it were a sight deposit in accordance with the applicable Resolution on Interest Rates of Bank Austria until the cash collateral is used for repayment of due and unpaid liabilities of the Borrower pursuant to this Agreement. After satisfaction of all liabilities of the Borrower pursuant to this Agreement the Agent shall remit any surplus together with the accrued interest to the Borrower.

    In case of occurrence of a single insurance event, whereby the paid-out insurance proceeds are less than EUR 250.000,00 in tolar countervalue computed by applying the mid exchange rate of the Bank of Slovenia the Agent shall transfer the paid-out insurance proceeds to the transactional account of the Borrower maintained with the Agent.

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    In case of occurrence of a single insurance event, whereby the paid-out insurance proceeds are more than EUR 250.000,00 in tolar countervalue computed by applying the mid exchange rate of the Bank of Slovenia, the Agent shall after consulting with the Banks and the Borrower transfer the paid-out insurance proceeds to the transactional account of the Borrower maintained with the Agent for the purpose of repair and or restoration of the pledged Immovables. In case no agreement is reached the Borrower is entitled to use the amount of the insurance proceeds in prepayment of the Loan in accordance with Article II, Section 2.02 of this Agreement.

The Borrower covenants by signing this agreement that until all its liabilities under this agreement are satisfied, that it shall:

notify the Agent of all material facts and circumstances which concern the Immovables, immediately perform all acts and procedures necessary for the entry of the Mortgage in the land register competent for the Immovables in accordance with the applicable laws of the Republic of Slovenia and in form and substance acceptable to the Banks, on its own expense ensure that the Mortgage pursuant to this Agreement shall be at all times properly created and entered in favour of all Banks in the land register competent for the Immovables in accordance with the applicable laws of the Republic of Slovenia and/or shall, in the event that the procedure for securing the claims should be repeated, endeavour on best efforts basis to accomplish all that is necessary for proper creation and entry of the Mortgage in favour of all Banks, not substantially deteriorate or permit any deterioration of the condition of the Immovables or diminish its value in any other manner, except for normal wear and tear, during the period of duration of this agreement, regularly maintain the Immovables and maintain by making necessary investments and enable the Banks to check  the maintenance and that it shall not permit material changes, depreciation or waste of the Immovables, except for normal wear and tear, notify the Banks through the Agent in advance of any alteration or construction works on the pledged Immovables, not sell, encumber or otherwise dispose of the pledged Immovables without prior written consent of Majority Banks, pay regularly all taxes, duties and contributions related to the pledged Immovables in compliance with applicable rules and regulations and deliver to the Banks at their request appropriate evidence, pay regularly  the insurance premiums and deliver to the Agent evidence thereof at the latest within 15 days following the due date of the premium; in the event the Borrower does not pay the premium timely or does not pay it in whole, the Agent is, on behalf of the Banks (subject to prior written consent of the Banks), entitled but not liable to pay the past-due premium for the account of the Borrower, and the Borrower undertakes to reimburse the Agent for the account of the Banks, on Agent's first demand such paid amounts together with the accrued default interest (computed at the rate specified in this Agreement) from the date of payment by the Agent until the date of payment to the Agent.

The Borrower represents and warrants to the Agent and to the Banks that:
it is the sole owner of the Immovables, which are freely disposable by it and that it has obtained all necessary consents and permits for the pledge thereof in accordance with this Agreement, the Immovables are not pledged, sold or encumbered with any rights of third parties, except for the encumbrances which have been disclosed to the Banks and the Agent at the time of executing this agreement, the Immovables are not exempt from enforcement and that they are not subject to denationalisation claims.

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2.08. pledge of movables

    As security for all claims of the Banks against the Borrower pursuant to this agreement, including, but not limited to those concerning the repayment of the Principal of the Loan, Interest and Default Interest and all other amounts payable pursuant to this Agreement, the Borrower pledges the Movables in favour of the Banks (hereinafter: the "Pledge of Movables").

    The Borrower shall on each anniversary of the Agreement deliver to the Agent a list of movables (hereinafter: the "List of Movables") which have been acquired during the current calendar year (hereinafter: the "New Movables"). The Borrower shall upon the request of the Majority Banks pledge (in the manner specified in this Article) those "New Movables from the List of Movables as specified by the Majority Banks.

    The contractual parties agree that they shall enter through their legal representatives into directly enforceable agreement pursuant to Article 250 of the Law on Enforcement and Security (hereinafter: the "Convention") on existence and maturity of the claims pursuant to this Agreement and on consent that such liabilities are secured with attachment and creation of the security interest in the Movables and/or New Movables in favour of the Banks and on Borrower's consent that after the Borrower's liabilities pursuant to this Agreement become due and payable, an enforcement can be requested for the repayment of such liabilities.

    The Borrower expressly covenants that it shall insure the Movables until repayment of all claims of the Banks pursuant to this Agreement, with a reputable insurance company in the country for their actual value against all risks, regularly pay the insurance premiums and regularly endorse each insurance policy in favour of the Agent for the account of the Banks.

    In case of occurrence of an insurance event concerning the pledged Movables, the Borrower irrevocably authorises the Agent to keep any paid-out insurance proceeds for the account of the Banks as cash collateral for the claims of the Banks pursuant to this Agreement until full and final satisfaction of such claims. The Agent, for the account of the Banks, shall calculate interest on the amount of the cash collateral as if it were a sight deposit in accordance with the applicable Resolution on Interest Rates of Bank Austria until the cash collateral is used for repayment of due and unpaid liabilities of the Borrower pursuant to this Agreement. After satisfaction of all liabilities of the Borrower pursuant to this Agreement the Agent shall remit any surplus together with the accrued interest to the Borrower.

    In case of occurrence of a single insurance event, whereby the paid-out insurance proceeds are less than EUR 250.000,00 in tolar countervalue computed by applying the mid exchange rate of the Bank of Slovenia the Agent shall transfer the paid-out insurance proceeds to the transactional account of the Borrower maintained with the Agent.

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    In case of occurrence of a single insurance event, whereby the paid-out insurance proceeds are more than EUR 250.000,00 in tolar countervalue computed by applying the mid exchange rate of the Bank of Slovenia , the Agent shall after consulting with the Banks and the Borrower transfer the paid-out insurance proceeds to the transactional account of the Borrower maintained with the Agent for the purpose of repair and or restoration of the pledged Movables. In case no agreement is reached the Borrower is entitled to use the amount of the insurance proceeds in prepayment of the Loan in accordance with Article II, Section 2.02 of this Agreement.

The Borrower covenants that until all its liabilities under this agreement are satisfied, that it shall:

      handle the pledged Movables during the term of this Agreement with care of a good manager, regularly maintain the Movables  and enable the Agent for the account of the Banks to inspect such maintenance and notify the Agent in writing in advance of any alteration of or action taken in respect of the Movables, not sell, encumber or otherwise dispose of the pledged Movables without a prior written consent of the Majority Banks, except in case of Article VI, Section 6.02, paragraph 21, line 7 of this Agreement, take care that the Movables will not be destroyed, damaged or deteriorated and/or shall not diminish its value in any other manner, except for normal wear and tear, mark the pledged Movables in a visible place showing the Security Interest of the Banks, pay regularly all taxes, duties and contributions related to the pledged Movables in compliance with applicable rules and regulations and deliver to the Banks at their request appropriate evidence, regularly pay the insurance premiums and deliver to the Agent evidence thereof at the latest within 15 days following the due date of the premium; in the event the Borrower does not pay the premium timely or does not pay it in whole, the Agent is, on behalf of the Banks (subject to prior written consent of the Banks), entitled but not liable to pay the past-due premium for the account of the Borrower, and the Borrower undertakes to reimburse the Agent for the account of the Banks, on Agent's first demand such paid amounts together with the accrued default interest (computed at the rate specified in this Agreement) from the date of payment by the Agent until the date of payment to the Agent.

The Borrower represents and warrants to the Agent and to the Banks that:
it is the sole owner of the Movables, which are freely disposable by it and that it has obtained all necessary consents and permits for the pledge thereof in accordance with this Agreement, the Movables are not pledged, sold or encumbered with any rights of third parties, except for the encumbrances which have been disclosed to the Banks and the Agent at the time of executing this agreement, the Immovables are not exempt from enforcement.

2.09. ASSIGNMENT OF RECEIVABLES AS SECURITY

    As security for claims of the Banks against the Borrower pursuant to this agreement including, but not limited to those concerning the repayment of the Principal of the Loan, Interest and Default Interest and all other amounts payable under this Agreement, the Borrower assigns the Receivables as security in favour of all Banks (hereinafter: the "Assignment of Receivables") and shall for this purpose enter into the agreement on assignment of receivables as security in form and substance as set forth in Schedule No. 9 to this Agreement (hereinafter: the "Agreement on Assignment of Receivables as Security").

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2.10. PLACEMENT OF DEPOSIT

    In order to ensure timely and orderly fulfilment of its pecuniary liabilities under this Agreement including, but not limited to those concerning the repayment of the Principal of the Loan, Interest and Default Interest and all other amounts payable under this Agreement, the Borrower undertakes to place a  deposit in the amount of EUR 900.000,00  (hereinafter: the "Deposit") with Bank of Austria (hereinafter: the "Placement of the Deposit")  and for this purpose undertakes to execute the agreement on placement of the fixed-term deposit in form and substance in accordance with Schedule 10 of this Agreement (hereinafter: Agreement on placement of the fixed-term deposit).

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ARTICLE III - PARTICIPATION OF BANKS

3.01. PARTICIPATION OF BANKS

The particular Banks participate in the Loan in the following amounts:

Bank Austria	EUR	4.000.000,00
Nova LB	EUR	4.000.000,00
AGGREGATE	EUR	8.000.000,00

    Notwithstanding any other provisions of this agreement and notwithstanding the available amount of Participation of each Bank, none of the Banks is liable to provide the funds, which should, in accordance with this agreement, be provided by any other Bank.

    Save, if expressly otherwise provided by this agreement, the following proportion, expressed as a percentage, shall serve the purpose for determination of the amounts to be provided by each Bank at each Disbursement of the Loan:

Bank Austria	50,00%
Nova LB	0,00%
AGGREGATE	100,00%

    provided that differences, if any, in absolute amounts, resulting from the above stated calculation of percentages correct to two places of decimals shall be adjusted at the last disbursement of the Loan.

    The Disbursement of the Loan being completed or at the latest at the end of the Disbursement Period of the Loan, the Agent shall, taking into consideration the actual participation of the Banks in the disbursed Loan, with binding effect for the Borrower and all Banks, for the purpose of distribution of payments received by the Agent for the account of the Banks, determine the percentage of Participation (correct to two places of decimals) of each Bank in the disbursed Loan, provided that differences, if any, in absolute amounts, resulting from the above stated calculation of percentages correct to two places of decimals shall be adjusted at the last payment of the Borrower pursuant to this agreement.

3.02. NATURE OF RIGHTS AND OBLIGATIONS OF BANKS

The rights and obligations of the Banks pursuant to this agreement are different and several particularly in the following sense:

the failure by any Bank or the Agent to perform its obligations hereunder shall not affect the validity or the amount of the liabilities of other Banks, the Agent or the Borrower hereunder, none of the Banks or the Agent shall be liable for the failure by any other Bank, the Agent or the Borrower to perform its obligations hereunder, the Participation of each Bank in the Loan represents an independent claim against the Borrower and each Bank and the Agent may, save if otherwise expressly stipulated by this agreement, separately exercise and enforce its rights in accordance with this agreement regardless of the exercise and enforcement of rights of other Banks or Agent, however, the Banks hereby agree that they shall in case the liabilities of the Borrower shall not be paid timely, endeavour to reach an agreement on the manner of recovery of unsatisfied liabilities and if necessary appoint a common attorney at law for representing at the courts and

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      the Participation of each Bank in the Loan and/or each amount paid by a particular Bank under this agreement for the Borrower, represents an independent credit claim of such Bank against the Borrower under the conditions of this agreement and that each Bank or the Agent may, save if otherwise stipulated by this agreement, exercise its rights (including in court procedures) regardless of the exercise and enforcement of rights of other Banks or Agent, provided that each Bank immediately notifies the Agent about such enforcement of its rights under this agreement, and the Agent notifies thereof the other Banks.

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ARTICLE IV - DISTRIBUTION OF THE LOAN

4.01. DELIVERY OF REQUEST FOR DISBURSEMENT

    The Borrower shall, at least 5 Business Days prior to the foreseen day of each Disbursement of the Loan, whereas such day can only be a Business day, deliver to the Agent the Request for Disbursement accompanied with other documents necessary for Disbursement and in accordance with other provisions of this agreement.

    The Banks and the Agent shall not be bound to take into consideration a Request for Disbursement, which is not completed or signed by the Borrower or which is not in compliance with the provisions of this agreement or which is not accompanied by the documents as specified by this agreement, all duly signed and confirmed by the Borrower.

    The Agent shall immediately upon receipt of each Request for Disbursement, but at the latest within two Business Days, deliver a copy of such Request for Disbursement, together with all Schedules thereto, to all Banks. The Agent shall together with the Request for Disbursement notify the Banks the amounts, which should be in connection with each Disbursement of the Loan provided by particular Bank with respect to their Participation.

4.02. PAYMENT OF BANKS

    Upon conditions set out by this agreement, each Bank shall, on the Disbursement Date of the Loan, make available on  the Agent's EUR Account the pro rata portion of the amount to be disbursed under the Loan in proportion with such Bank's Participation in the Loan Amount and shall notify the Agent of the accomplishment of the payment order or of transfer from the Bank's account to the Agent's EUR Account at the latest until 4.00 p.m. of the preceding day enclosing the copy of the SWIFT message MT202.

4.03. METHOD OF PAYMENT TO THE AGENT

    All payments by the Banks and the Borrower to the Agent pursuant to this agreement  must be effected to the  Agent's EUR Account, and in case of payments in SIT to the account notified by the Agent to all parties to this Agreement. As the day on which payment by the Banks or the Borrower is effected to the Agent's EUR Account shall be deemed to be the Business Day on which the Agent receives by telefacsimile not later than by 10.00 a.m. the copy of the signed transfer order, which proves the satisfaction of Banks' or Borrower's  liabilities in accordance with this article and the Agent establishes that its account had been credited for the relevant amount.

    The Agent, the Banks or the Agent in their name are entitled to, in the event that the Loan or the Disbursement of the Loan could not be made available within the proposed time limit in accordance with this article due to the decision of competent state authorities and institutions (Bank of Slovenia and others), prolong the Disbursement Period or postpone the day of requested disbursement of the Loan.

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    Should any of the Banks establish that due to reasons specified in the preceding paragraph, it will not be able to fulfil its obligations in respect of each particular disbursement of the Loan, such Bank shall thereof immediately, but in any event not later than two Business Days  prior to the Disbursement Date of the Loan, notify the Agent. The Agent shall  immediately notify the Borrower of such notice from the Banks or if a particular Bank did not make available the relevant funds on the Agent's EUR Account at the times and in the manner in accordance with Article IV, Section 4.02. In such event the Agent shall permit Disbursement of the Loan in the amount corresponding to the amount actually made available by the Banks.

4.04. PAYMENT OF THE LOAN

    The Agent shall comply with the Request for Disbursement in accordance with its substance, provided that at the latest on the day of delivery of each Request for Disbursement all Conditions Precedent are met. The Agent shall notify the Borrower and the Banks of each accomplished Disbursement of the Loan, such notification shall be accompanied by the copy of the payment order specifying the amount of Disbursement of the Loan.

The amount of the EUR paid to the Borrower in accordance with this Article shall constitute the amount of the disbursed Loan

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ARTICLE V - PAYMENTS PURSUANT TO AGREEMENT

5.01. MANNER OF REPAYMENT OF THE LOAN, INTEREST AND FEES

    The Borrower undertakes to repay to the Banks the Principal of the Loan, pay the Interest, Default Interest, the Fees and other amounts payable pursuant to this agreement at the times, in the currency and in the manner in accordance with the provisions of this agreement. All amounts received by the Agent from the Borrower shall be firstly applied to the expenses, after that to the Fees, then to the Default Interest and to Interest and lastly to the Principal of the Loan.

Each payment pursuant to this agreement shall be considered as a valid extinction of the obligations of the Borrower only if:
a)

    made in whole either in EUR or in SIT in the amount which represents the countervalue of the EUR amounts, computed by applying the exchange rate used by the Agent for sale of EUR to legal entities, valid on the day of payment and

b)	made in whole at the latest 1 (one) Business Day prior to the due date of each liability:
in case of payment in SIT by remittance to the Agent's SIT Account at the latest by 10.00 a.m., or in case of payment in EUR by making available the appropriate credit balance on the Borrower's Foreign Exchange Account with the Agent at the latest by 10.00 a.m. and by delivery of the order for debiting the Foreign Exchange Account.

As the day, on which the payment of the Borrower is received by the Agent (hereinafter: the „Receipt of Payment") shall be deemed to be the Business day on which the Agent:
a)

    in case of payment in SIT at the latest  by 10.00 a.m. receives the copy of the signed transfer order, proving the payment of obligations in accordance with this agreement and when the Agent  is able establish that Agent's SIT Account has been credited for such amount, and

b)	in case of payment in EUR effects the order for debiting the Borrower's Foreign Exchange Account at the latest by 10.00 a.m.

    All payments made by the Borrower pursuant to this agreement shall be made without any deduction for or on account of any present or future taxes, duties or expenses. In the event that such taxes, duties and expenses should be borne by the Banks, the Borrower shall increase the amount of payments accordingly.

    Whenever the due date of any obligation under this Loan is not a Business Day, such due date shall be extended until the immediately succeeding Business Day, except in case such succeeding Business Day falls into the next calendar month, in such case the due date shall be the Business Day immediately preceding the due date.  During such extension of the due date Interest shall be calculated in the manner in accordance with this agreement.

5.02. DISTRIBUTION OF PAYMENTS

    The Agent shall maintain all amounts received from the Borrower under the Loan for the account of the Banks at a special account or sub-account, as the account of the Banks with the Agent until distribution to the Banks in accordance with the actual Participation of the Banks. All amounts received by the Agent from the Borrower shall be converted by the Agent into EUR by applying the exchange rate used by the Agent for sale of EUR to legal entities, valid on the day of receipt of payment.

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    The Agent shall immediately upon receipt of a payment from the Borrower i.e. on the same Business Day as is the day of payment from the Borrower to the Agent, within the meaning of paragraph 2, Section 5.01. of this article hereof, transfer to the Banks the received amounts, converted into EUR in accordance with the preceding paragraph in proportion with actual Participation of each  Bank in the Principal of the Loan. With respect of the above mentioned Nova LB hereby irrevocably gives order to the Agent to credit the account of Nova LB No.12615317200 EUR by reference „Pro Plus" with Bank Austria Creditanstalt AG, Vienna and explicitly agrees, that all obligations of the Agent concerning distribution of payments received from the Borrower, shall be entirely satisfied if the Agent complies with the described order.

The Agent shall not be obliged to pay to the Banks any amounts, which the Agent does not receive from the Borrower under this Loan for the account of the Banks in accordance with this agreement.

    Should the Agent following the transfer to the Banks, establish that the payment of any amount by the Borrower is not accurate, sufficient or final (for example in case of duty to repay in the event of the bankruptcy procedure of the Borrower), then the Agent has the right to claim from the Banks refund of such amounts paid and the Banks shall refund such amounts to the Agent in accordance with its notice.

    Should the distribution of the amounts received by the Agent pursuant to this article not be timely, the Agent shall for the period of delay pay to the Banks default interest at the rate of EURIBOR + 1% annually.

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ARTICLE VI - REPRESENTATIONS AND OBLIGATIONS OF THE BORROWER

6.01. REPRESENTATIONS OF THE BORROWER

The Borrower represents and warrants to the Agent and to each of the Banks:

1.

    that it is duly incorporated in accordance with the applicable rules and regulations of the Republic of Slovenia, it has the corporate power to execute the Contractual Documentation and exercise its rights and perform its obligations thereunder and that all permits and approvals, which are, under the rules and regulations of the Republic of Slovenia, under its constitutive documents and/or under agreements binding upon the Borrower, necessary for a valid conclusion and performance of the Contractual Documentation, have been obtained,

2.	that each obligation of the Borrower assumed by the Borrower in the Contractual Documentation represents a legally valid and enforceable obligation of the Borrower,
3.

     that the conclusion and performance of this agreement does not conflict with any laws and regulations applicable to the Borrower or which regulate the manner and procedures for incurring debt or for incurring other obligations by the Borrower, constitutive and other internal rules of the Borrower and does not conflict  any agreements entered into by the Borrower with third parties, or instruments, which encumber its assets,

4.

    that the claims and demands of the Banks and the Agent against the Borrower under the Contractual Documentation are of equal ranking and that they rank at least equally (pari passu) to the unsecured and unsubordinated claims of other Borrower's creditors, save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws from the date of commencement of such court proceedings,

5.

    that it has fully disclosed to the Banks, through the Agent or in other appropriate manner, all relevant circumstances, facts and data, which were or should have been known to the Borrower and which might affect the decision of the Banks or the Agent in respect of the entering into this agreement and that all data delivered to the Agent and the Banks in connection with this agreement are true, complete and unchanged also at time of signing this agreement,

6.

    that as at the date of which Original Financial Statements of the Borrower and its Controlled Companies were prepared and/or financial statements delivered thereafter, neither the Borrower nor its Controlled Companies had any liabilities or any unrealised or anticipated losses which were not disclosed by the Original Financial Statements or by financial statements delivered thereafter (or by notes thereto) or reserved against therein and which would have a material adverse effect on Borrower's ability to perform its obligations under the Contractual Documentation,

7.

    in connection with the Information Memorandum: that the opinions, forecasts and operation projections, specified in the Information Memorandum, and assumptions on which they were based, are a result of careful and accurate enquiry and study as at the date thereof, and genuinely represent the views of the Borrower,

8.

    that all material information has been disclosed to the Banks by the Borrower, and such information does not contain any statements or data, which are in any material respect inaccurate nor any facts are omitted which would render the statements and data in any material respect misleading,

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9.

    that the obligations of the Borrower pursuant to the Contractual Documentation are of private and not of public legal nature and that its assets do not enjoy any right of exemption from enforcement, except with respect to such kind and objects, which are exempt from enforcement in accordance with the regulations applicable to commercial companies in general,

10.

    that for the validity and performance of the Contractual Documentation and for recovering of the claims pursuant to the Contractual Documentation no other permit, approval, registration or act of any governmental body or institution is necessary, save for the decision of the court in case of proceedings of court collection of debt,

11.

    that the Contractual Documentation and other documents in connection with the Contractual Documentation  were signed by the persons, which are on the Date of the Agreement entered into the court register as authorised officers of the Borrower (and/or authorised officers of the companies, which have signed other document which forms the Contractual Documentation) and/or persons specially authorised by the authorised officers of the Borrower,

12.

    that no member of the Group has commenced any proceedings of involuntary reorganisation, bankruptcy proceedings, liquidation or similar proceedings, and that it is not aware that any acts have been made for the commencement of the said proceedings,

13.

    that no proceeding before any court or other competent authority which might have a material adverse effect on the business or financial condition of any member of the Group has been started or threatened,

14.

    that the members of the Group have or shall obtain and shall keep in force all permits, authorisations, approvals, Decrees on Granting of Radio Frequencies and the like, necessary  for them to carry out its registered business activity either in Slovenia or abroad and that the members of the Group operate in compliance with all  terms and conditions thereof and no circumstances exist which would entitle the competent authorities to revoke or terminate such permits, authorisations, consents, Decrees on Granting of the Radio Frequencies, save for renewal or replacement of the existing granted frequencies in accordance with the Law on Telecommunications (Official Gazette of RS, No. 30/2001),

15.

    that under the rules and regulations, in force on the Date of the Agreement the Borrower is not required to decrease any payment under the Contractual Documentation due to any deductions or withholdings from such payment,

16.	that the Borrower has fulfilled all that is necessary to make the Contractual Documentation validly admissible in evidence in eventual court proceeding,
17.

    that under the rules and regulations in force at the Date of the Agreement it is not necessary that the Contractual Documentation (save for the Contractual Documentation concerning the pledge of Immovables and Movables) be filed, registered or enrolled with any court or other authority and that in relation to the Contractual Documentation no stamp duties, charges or similar payments are necessary to be paid,

18.

    that no member of the Group is in breach of any agreement to which it is a party or which is binding on any of its assets to an extent or in a manner which might materially adversely effect the business or the financial condition of any member of the Group nor has any event occurred which would – with the lapse of time, the announcement of notice, the making of any decision or with combination of the foregoing circumstances – cause it to be in breach of any such agreement,

19.

    that save for the securities created in favour of the creditors under the existing loan agreements as listed in Schedule No. 11 to this Agreement and save for encumbrances of the assets of the members of the Group permitted pursuant to the last but one  paragraph of Article VI, Section 6.02, the present or the future assets of the members of the Group are not encumbered by any security interest or mortgage,

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20.	that on the Date of the Agreement, CME is direct or indirect owner of business shares, which represent more than 50% of the share capital of the Borrower.

    Warranties, statements and representations under the Contractual Documentation shall be deemed to be given at each Disbursement of the Loan and at each payment of Interest and instalments of the Loan pursuant to this agreement.

6.02. the obligations of the Borrower

The Borrower undertakes for as long as any amounts are outstanding under this Agreement, to:

1.

    obtain and maintain in force all permits and approvals, which are in accordance with the laws of the Republic of Slovenia, its constitutive documents and agreements binding on the Borrower, necessary for a valid conclusion and performance of this agreement,

2.

    obtain and maintain in force all permits and approvals, which are in accordance with laws of the Republic of Slovenia required for conduct of its business and notify the Agent of each material event concerning its business operations,

3.

    use its best efforts to ensure that Kanal A and POP TV shall obtain and maintain in full force all Decrees on Granting of Radio Frequencies, permits and approvals which are in accordance with the laws of the Republic of Slovenia required for conduct of their business and notify the Agent of each material event concerning its business operations and Decrees on Granting of Radio Frequencies.

4.	conduct of business:

    The Borrower covenants that it shall until all liabilities under this agreement are fully satisfied, conduct its business on the market with due diligence and that it will not alter its business activity or acquire a new Controlled Company, except if such alteration or acquisition would in the opinion of Majority Banks improve Borrower's situation concerning the basic activities of the Borrower.

5.

    while performing its obligations under this agreement, ensure to each of the Banks an equal ranking and at least an equal ranking as other creditors of the Borrower have and refrain from all acts which might result in uneven satisfaction of claims or more favourable position of particular Banks or other creditors,

6.	deliver to the Agent the following documents and the following information:
annual financial statements:

    The Borrower shall, as soon as the same become available, but not later than 120 (hundred and twenty) days after the end of each Financial Year, deliver to the Agent its financial statements and consolidated financial statements for the Group for such Financial Year, one copy for each Bank.

semi-annual financial statements:

    The Borrower shall, as soon as the same become available, but not later than 90 (ninety) days after the end of each half of its Financial Year, deliver to the Agent its audited financial statements and consolidated financial statements for the Group for such half of the Financial Year,  one copy for each Bank.

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quarterly financial statements:

    The Borrower shall, as soon as the same become available, but not later than 45 (forty-five) days after the end of each quarter of its Financial Year, deliver to the Agent its unaudited financial statements and consolidated financial statements for the Group for such quarter of Financial Year, one copy for each Bank.

financial statements of CME:

    The Borrower shall during the period of CME being the owner of the business shares of the Borrower, use its best efforts to deliver to the Agent, as soon as possible, but not later than 15 (fifteen) days after the moment when such information becomes publicly known, one copy for each Bank, annual financial statements of CME for each financial year, other information:

    The Borrower shall after the end of each month deliver to the Agent the information on current conduct of business and at the request of the Agent all financial and business information, which can be supplied by the Borrower without additional analythical processing of data, and all other financial and business information, which the Agent may reasonably request,

The Borrower shall in respect of the financial statements under this paragraph comply with the following requirements:

      not later than 60 (sixty) days after delivery of the relevant annual financial statements to the Agent, deliver to the Agent in sufficient number of copies for the Banks its financial statements and consolidated financial statements for the Group, prepared in accordance with the international accounting standards (in accordance with GAAP) for such Financial Year;

      the financial statements delivered to the Agent in accordance with this paragraph, shall be signed by an authorised signatory of the Borrower as giving a true and fair view of the financial condition of the Group as at the end of each period to which those financial statements relate and of financial results of the Group during the period to which the financial statements relate;

      annual financial statements prepared in accordance with Slovenian and international accounting standards (in accordance with GAAP) shall be audited by an internationally recognised auditing company: and annual financial statements shall be accompanied by the Compliance Certificate, signed by the Borrower's auditor (prepared in accordance with the Slovenian Accounting Standards) together with all other information necessary for determination whether the requirements as to the financial condition of the Group have been sufficiently met as set forth in paragraph 13 of this article (financial condition of the Borrower).

7.	notify the Agent of existence, amount, duration and security of claims concerning all present and future loans and guarantees with other banks,

8.

    take insurance coverage and maintain existing insurance cover for the true value for all its fixed assets and ensure that all fixed assets of the members of the Group are insured, against customary risks for the whole duration of the relationship under this agreement, pay insurance premiums as they mature and endorse the insurance policy in favour of all Banks and deliver to the Agent the certificate of endorsement,

9.

    use the proceeds of the Loan for the purpose as defined by this agreement and permit the Agent to inspect all the records and documents, evidencing the use of proceeds of the Loan under this agreement,

10.	notify the Agent of the change of place of business, activities and authorised officers,

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11.	promptly deliver to the Agent all data, received pursuant to Article 465 of the Company's Act , pursuant to the Law on the Acquisitions and pursuant to other regulations of similar nature,

12.

    inform the Agent of all events and circumstances, which may have an impact on the performance of the obligations and/or exercise of the rights of the Agent and the Banks pursuant to this agreement, as well as of all other events and circumstances which have or might have an impact on the performance of Borrower's obligations under this agreement, and immediately notify the Agent of occurrence of any event of non-performance or breach of contractual obligations,

13.	financial condition of the Borrower:

The Borrower shall ensure that:

      the Capital shall represent at least 35% of the balance sheet total. In case goodwill ("Goodwill") is shown in the financial statements of the Borrower and/or business shares held in treasury by the Borrower, the entire amount of the goodwill an/or business shares held in treasury by the Borrower shall be deducted from the value of entire capital and from the value of the balance sheet total.

      the operating cash-flow shall represent at least 15% of sales net-income. The operating cash-flow is net business result increased for amortisation costs and all changes in movement of working capital.

Consolidated Total Debt shall never exceed 3.5 times the EBIT.
14.	calculation of ratios with respect to the financial condition of the Borrower:

    The calculation of ratios with respect to the financial condition of the Borrower shall be made by reference to the latest audited annual financial statements, prepared in accordance with the Slovenian Accounting Standards for the period in relation to which the calculation falls to be made.

15.	business covenants:
The Borrower shall not consent to:

      any modification or amendment of the Decrees on Granting of the Radio Frequencies as in force at the Date of the Agreement, without prior consent of Majority Banks (which should not be unreasonably withheld) except if such amendment would not have an adverse effect on the Borrower's business or financial condition or on the ability of the Borrower to comply with its obligations under the Contractual Documentation, or any material modification or amendment of the Decrees on Granting of the Radio Frequencies, consent, concession, approval, authorisation or any other document if such amendment would have an adverse effect on the Borrower's business or financial condition or on the ability of the Borrower to comply with its obligations under the Contractual Documentation.

16.	payment system:
The Borrower shall :

    open the transactional account with the Banks and maintain such account during the continuance of credit relationship under this agreement, whereby the Borrower shall not have any other transactional account with a third bank, and

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to process through the transactional account kept at each Bank at least 40% (in the aggregate 100% at both Banks) of its domestic and cross-boarder payment transfers.

17.	placement of fixed-term deposit:
The Borrower shall , place a fixed-term deposit with the Agent in the amount of EUR 900.000,00 under current market terms and conditions.

18.	restriction on additional indebtedness:

    The Borrower shall not incur additional indebtedness (without the consent of majority Banks) in amount exceeding EUR 500.000,00 in aggregate, except in case determined in Article I, paragraph (d), line „Permitted Investments" hereof .

19.	appointment of the auditor:
The Borrower shall maintain the appointment of an independent and established firm of auditors acceptable to the Agent,

20.	change of ownership;
duty to negotiate:

    In case of Change of Ownership or if the Borrower or any other contractual party becomes aware of any transaction or potential transaction which might lead to a Change in Ownership, the Borrower or the other contractual party shall immediately notify the Agent of such event. The Agent and the Borrower shall within the period of five days after receipt of such notice commence negotiations for appropriate solution of such situation. If within a period of 30 days from the commencement of negotiations the Borrower and the Agent (acting on the instructions of Majority Banks) do not find an acceptable solution and if the Change of Ownership has actually occurred prior to the commencement, during or after conclusion of negotiations, then the Agent shall inform the Borrower of Banks‘ objections to such Change of Ownership. In such case the Agent may (or shall if so instructed by the Banks with a Participation exceeding 50%) at any time thereafter request the Borrower to repay the Principal, the Interest and all other outstanding amounts under this agreement by no later than the date specified by the Agent being not earlier than 45 days following the receipt by the Borrower of the request of the Agent.

21.

    The Borrower shall not without prior written approval of the Majority Banks (such consent shall be deemed to be given unless rejected in writing within 30 Business Days following the receipt of  such Borrower's request):

      newly create or maintain existing encumbrances of its present and future assets, assume liabilities for third persons or in any other way permit deterioration of the ranking of the claims and demands of the Banks and the Agent under this agreement with security interest or other rights which entitled such persons to preferential repayment from the proceeds of such assets, transfer its rights and obligations under this agreement to third parties, commence statutory changes,
commence capital investments in other subjects, except for Permitted Investments, grant loans to other persons or entities, except for the purpose of satisfaction of Article II, Section 2.01, line „conditions subsequent", paragraph (b) of this Agreement, dispose of its assets except in the ordinary course of business or dispose of its assets otherwise than for full consideration,

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dispose of its assets if the value of such transaction or of a series of such transactions (whether related or not) would in aggregate exceed EUR 250.000,00 annually.

22.

    The Borrower shall do everything which is within its powers so that the members of the Group will comply with the restrictions concerning encumbrance and disposal of its assets under Article VI, Section 6.02, paragraph 21.

23.	The restriction of encumbrance of the assets of the Group from the line 1 of the preceding paragraph does not refer to:
security interest and liens
created by operation of law,
created with the consent of the Majority Banks,

      which encumber assets, acquired by the Borrower in the ordinary course of business and which secures only the purchase price for such assets or liabilities incurred for the purposes of financing the acquisition, construction or improvement of such assets, which encumber the assets at the time when acquired by the Borrower;
24.

    The Borrower waives the right to set-off its claims from whatever title against the Banks or the Agent with their claims under this agreement, except the right to set-off its claims against a Bank, in respect of which bankruptcy proceedings have commenced.

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ARTICLE VII - RIGHTS OF BANKS AND OF THE AGENT

7.01. RIGHTS OF BANKS AND OF THE AGENT

The Banks and the Agent on behalf of the Banks are entitled to:
review the records and other documents, reflecting the financial operations of the Borrower or which are relevant to the performance of this agreement, to apply in satisfaction of any sum due under this agreement any foreign exchange receivable or any other credit balance of the Borrower maintained with the Agent or the Banks, regardless whether such funds are kept as deposit or in custody and regardless of conditions which govern such relationships, enforce the securities pursuant to Article II, Section 2.05. of this agreement for satisfaction of any amount due under this agreement.

7.02. EARLY CANCELLATION OF THE LOAN

    Upon the occurrence of any of the events as listed below and such event still continues, then the Agent, if so requested by the all Banks,  shall be entitled  to withdraw from this agreement in the name of all Banks, and to cancel or suspend further Disbursements of the Loan or request immediate repayment of the outstanding amount of the Loan:

1.

    the Borrower fails to fulfil in an orderly and timely manner any of its payment obligations under the Contractual Documentation, when due and payable, save if such delay is in the opinion of the Agent attributable to technical or administrative reasons and such delay does not continue for more than three Business Days,

2.

    the Borrower fails to perform any of its obligations under the Contractual Documentation, especially those stated in Article VI of this agreement, and/or although reminded and granted an additional grace period of 30 days fails to fulfil any such obligation,

3.

    any consent, concession, authorisation or approval necessary for business operation of any member of the Group  is permanently or temporarily revoked, except if from official evidence delivered to the Agent by the Borrower it is evident  that such revocation of consent, concession, authorisation or approval does not represent more than 10% lower coverage of population by broadcasting signal in aggregate,

4.

    at any time any of the requirements of Article VI, Section 6.02., paragraph 13 (the financial condition of the Borrower) or of Article VI, Section 6.02., paragraph 14 (calculation of ratios with respect to the financial condition of the Borrower) is not satisfied in any material respect as determined by the Majority Banks,

5.	the Borrower fails to comply with its obligations pursuant to Article VI, Section 6.02., paragraph 18 (restriction on incurring additional indebtedness),
6.	cross default occurs:
      any indebtedness of any member of the Group in an aggregate amount in excess of EUR 250.000,00 or its equivalent is not paid when due, with the exception of past-due obligations between members of the Group, any indebtedness of any member of the Group becomes due and payable prior to its specified maturity, except if this is the consequence of the member of the Group exercising its right to prepay such indebtedness, any creditor becomes entitled to declare any indebtedness of the member of the Group due and payable prior to its specified maturity, exceeding 250.000,00 EUR or its equivalent, by reason of any member of the Group's breach or default under any of material obligations under any of its mutual agreements,

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7.

    any member of the Group is unable to pay its debts as they fall due or commences negotiations with its creditors with a view to the general readjustment of the terms of its indebtedness or makes a general assignment for the benefit of its creditors or makes a composition with its creditors, or if any event occurs which has in the relevant legal system the same or similar effect,

8.	the Borrower prevents the Agent or Banks the exercise of other rights under this agreement,
9.	the Borrower ceases to carry on its regular business, or in the opinion of the Agent becomes insolvent, or if its assets are in the opinion of the Agent or the Majority Banks substantially reduced,
10.

    the information, delivered by the Borrower at the time of executing this agreement, the representations contained in Article VI of this agreement or any other information, representation or statement delivered by the Borrower to the Agent in respect of this agreement, is false, incorrect or incomplete or misleading in any essential part,

11.

    any changed circumstances arise due to which further performing of the obligations hereunder would represent substantially higher risk or a substantially more difficult obligation for the Agent or the Banks,

12.

    an involuntary reorganisation, bankruptcy, liquidation, execution or other proceeding, reorganisation procedure (other than a re-organisation of a solvent member of the Group)  is commenced over any member of the Group or over its assets, or if any other event occurs which in the relevant legal system has the same or similar effect and which in the opinion of the Agent or the Banks might materially affect the Borrower's ability to perform its obligations under this agreement,

13.	the Borrower utilises the proceeds of the Loan for purposes other than those stipulated by this agreement,
14.

    the Borrower denies the validity or refuses to comply with the Contractual Documentation or makes or causes to be made any act or thing, which indicates its intention of denial of the validity or refusal of compliance with the Contractual Documentation,

15.	any circumstances arise, based on which the Majority Banks reasonably assumes that the Borrower will not or will not be able to fulfil its obligations under the Contractual Documentation,
16.

    at any time it becomes unlawful for the Borrower to perform its obligations under the Contractual Documentation or any of the obligations of the Borrower under the Contractual Documentation ceases to be legal, valid or binding,

17.	the Borrower does not comply with any condition in a timely manner or does not perform an act necessary to:
cause the Borrower to validly enter and exercise its rights and/or performs its obligations under the Contractual Documentation, cause the obligations, assumed by the Borrower under the Contractual Documentation to be legal, valid and binding, or cause the Contractual Documentation to be admissible in evidence in any eventual court proceedings,
18.	by act of any governmental authority or based on execution of its authorisations:
      the member of the management or the management in whole is displaced or the authority to manage the company is partially or in whole revoked to the management, except if such decision is taken by the supervisory board of the company or other competent body of such member of the Group, or all or a majority of the issued shares or business shares of any member of the Group, or the whole or any part (with the book value exceeding 5% of the aggregate book value of its assets) of its assets is seized, nationalised, expropriated or compulsory acquired,

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19.	any other event, provided by the law or any other regulation.

    In case of Agent's request for immediate repayment of the outstanding amount of the Loan in accordance with the preceding paragraph, the Borrower shall pay to the Agent for the account of the Banks within the period of 15 days following the date of Agent's request the outstanding amount of the Loan together with the pertaining interest as calculated. Additionally to the repayment of the entire Loan, the Borrower shall pay to the Agent and the Banks all expenses related to the cancellation of the loan and all damages, incurred by the Agent and the Banks due to premature cancellation of the Loan.

7.03. CHANGE OF OPERATING CONDITIONS OF BANKES AND OF THE AGENT

    If due to introduction or increase of the rate of taxes, duties, or other levies or in case of change of other regulations, resulting in the increase of operating costs and costs of Participation of the Banks in the Loan for a particular Bank or for all of the Banks and/or the Agent in relation to the Loan or which results in change of management of affairs, then in such case the Borrower undertakes to enter into an amendment to this agreement.

    The contractual parties agree that they shall in the event of the preceding paragraph endeavour to find a solution, acceptable to all parties, which shall ensure the Banks and the Agent the position they had at the date of this agreement. Should it not be possible to find such solution within the period of 30 days following the occurrence of the event described in the preceding paragraph, the Borrower shall prepay the Loan in the amount corresponding to the Participation of the Bank, which has been affected by the events from the preceding paragraph. The Borrower shall pay to the Agent upon its request all additional expenses against presentation of the calculation, which reflects the basis and computation of such expenses.

    In the case of the first paragraph of this article the Banks and the Agents shall not be bound to permit further Disbursements of the Loan, except if the contractual parties agree otherwise by and amendment to this agreement.

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ARTICLE VIII - RELATIONSHIP BETWEEN THE AGENT AND BANKS

8.01. APPOINTMENT OF THE AGENT

    Each and every Bank by signing this agreement appoints and authorises the Agent that it on behalf of the Banks exercises and enforces all interests and rights, which are expressly determined by this agreement as well as interests and rights which are directly related thereto or which directly result from the said explicitly determined rights.

    Notwithstanding its rights and obligations of the Agent, Bank Austria shall have when exercising its rights and interests in the role of a Bank under this agreement, the same position as all other Banks. With respect to the afore stated, Bank Austria may for its own account engage in all sorts of banking and other business, in which it is usually or occasionally engaged in its business activity and may enter with the Borrower in all business and legal relationship, especially it may grant and participate in other loans to the Borrower, receive deposits, make transfer of payments for the Borrower and similar.

When exercising its rights and obligations in the role of the Agent, Bank Austria shall be deemed to be an independent contractual party.

8.02. OBLIGATIONS OF THE AGENT

    The Agent shall be bound to perform only such obligations as are expressly specified in this agreement as its obligations. Should the said not be the case, the Agent shall require instructions from the Banks, in the absence of the said instructions within a reasonable period of time following the Agent's request, or in case the Agent receives the instructions only from some of the Banks or in case the instructions are contradictory, the Agent shall be entitled to act as it considers to be in the interest of the Banks, as reasonably assumed by the Agent in each particular case. The said does not bind the Agent to act in any manner whatsoever in the absence of instructions of the Banks. Save if expressly provided for otherwise, as a valid instruction, binding upon all Banks shall be deemed to be an instruction delivered to the Agent by Majority Banks. The Agent shall perform its duties under this agreement with such care as exercised by the Agent in its own affairs.

Within the meaning of the preceding paragraph the Agent shall in particular:
      deliver to the Banks all information related to the Borrower and the Loan, which the Agent receives in connection with performing its duties and exercising its rights as the Agent  under this agreement, promptly notify each Bank of the contents of any notices or documents that it has received in its capacity of Agent from the Borrower, immediately notify each Bank of the occurrence of the events specified in Article VII, Section 7.02. hereof or of any non-performance by the Borrower of its obligations, such information being received by the Agent from any contractual party, when performing its obligations under this agreement, be entitled to receive all payments from the Borrower under the Loan for the account of the Banks and carry out all procedures for disbursement and repayment of the Loan (calculation of interest, notifications and similar),

41

at the request of Majority Banks refrain or postpone the exercise of its rights in relation to the Borrower under this agreement.

    The Agent shall be at any time entitled to postpone or reject the particular act or procedure, which in its opinion is contrary to the regulations or which might result in creation of obligations in relation to other contractual parties and third parties, which are not directly related to the Agent's obligations under this agreement, as well as to take such steps as are in the Agent's opinion necessary and adequate to ensure that its acts and procedures comply with the applicable regulations.

The Agent shall in particular not be obliged to do the following:
to enquire as to whether the warranties of the Borrower under this agreement are complete and true, to enquire as to whether any of the events specified in Article VII, Section 7.02. of this agreement has occurred or is continuing or potentially might occur, distribute payments to the Banks for rendering of services and other payments, which the Agent receives from the Borrower for its own account and which are not expressly specified in this agreement and which do not result from this agreement as the payments of the Borrower under the Loan for the account of the Banks, exercise the rights of the Banks under this agreement through court procedures, in such case a special agreement shall be made between the Banks.

8.03. EXCLUSION OF AGENT'S RESPONSIBILITY

The responsibility of the Agent, any of the members of its bodies, its employees or authorised officers, to any and all of the Banks is expressly excluded for:

the non-performance or inaccurate fulfilment of Borrower's obligations under this agreement, the statements, warranties and representations of the Borrower made in this agreement, Schedules or in any other documents related to the Loan, the validity, accuracy, completeness, enforceability of this agreement or for the authenticity of any document, received in connection with this agreement.

    Neither the Agent, nor any of the members of its bodies, its employees or authorised officers shall be responsible for any direct or indirect damage, loss or expenses incurred by any or all of the Banks:

which is related to or results from the untimely, unorderly performance of the obligations or non-performance of the obligations of the Borrower or any other contractual party under this agreement, which results from warranties, statements or representations under this agreement or invalidity of this agreement, its enforceability, possibility of performance or adequacy, which results from any act or procedure, taken or omitted by the Agent when exercising its rights and obligations in its capacity as the Agent under this agreement, except in case of its wilful act or gross negligence, proved by the Banks.

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8.04. WARRANTIES AND OBLIGATIONS OF BANKS

The Banks represent that:
      they had the opportunity  to request all information related to the Loan and that they actually did receive appropriate explanations and information related to the Loan or the Borrower and that they assume all risks in respect of their Participation in the Loan, they are aware that the information with respect to the credit worthiness and other matters related to the Loan was provided by the Borrower, they have made and will make in the future until all obligations of the Borrower under this agreement shall have been satisfied, their own investigations in respect of the estimate of the credit worthiness of the Borrower and in respect of contractual documents related to the Loan to the extent and in the manner, as they deem necessary and adequate in respect of their Participation in the Loan and that they have not relied on any information delivered by the Agent or any other Bank, except in case of such information, for which the Agent or such Bank has expressly assumed responsibility.

The Banks shall:
perform their obligations under this agreement in an orderly and timely manner, acknowledge all acts and procedures of the Agent, exercised in accordance with this agreement and assume all Agent's obligations incurred in performing such acts and procedures, respect the principle of even satisfaction of all claims of the Banks under this agreement in proportion to their Participation in the Loan, refund the Agent in proportion to their Participation in the Loan any damage, incurred by the Agent without its responsibility and resulting from the exercise of its rights and obligations under this agreement and which is not refunded by the Borrower on the first demand within 8 days following such demand, deliver to the Agent the calculation of all actual expenses (such calculation should be documented), incurred by the Banks in accordance with this agreement, upon the request of the Agent, appoint a joint person authorised to enforce the claims of the Banks under this agreement in court proceedings.

    Each Bank shall immediately and without any deductions transfer to the Agent any and all amounts in respect of the Loan, which are received, received by way of set-off or recovered directly from the Borrower in any manner whatsoever or from third parties which are not parties to this agreement  . The Agent shall proceed with such amounts in the manner specified in Article V, Section 5.02.

8.05. CHANGE OF THE AGENT

    The Agent may resign its appointment, made by the Banks hereunder, at any time without stating any reason therefore by giving thirty days' prior notice to the Banks and to the Borrower. The Majority Banks may dismiss the Agent on behalf of all Banks under the same conditions.

    In case of the first paragraph the Majority Banks shall within thirty days following the receipt of Agent's notice or the notice of the Banks from the preceding paragraph, appoint another bank in the Republic of Slovenia as the Agent under this agreement, should that not be case, then the Agent may appoint such a successor itself from among the banks in the Republic of Slovenia, provided that the Agent first offers the role of the agent to the Banks.

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    In case of the first paragraph the appointment of the Agent shall not cease to be effective until a successor is appointed in accordance with the second paragraph and until such successor has confirmed its agreement in writing that it assumes all the rights and obligations of the Agent under this Agreement. The Agent shall pay to its successor a portion of the agency fee reduced for one third (which represents the lump sum fee for the Agent in connection with preparation and execution of this agreement) in the amount in proportion to the time, during which the Agent was appointed agent under this agreement, and the remaining time to the final repayment date of the Loan as specified in Article II, Section 2.01. hereof.

In the event of change of the Agent, the Borrower will not be obliged to pay any additional costs, save for the agency fee as specified in the Fee Agreement.

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ARTICLE IX - ASSIGNMENT OF RIGHTS, CLAIMS AND OBLIGATIONS

9.01. ASSIGNMENT OF RIGHTS AND OBLIGATIONS

    Each Bank may in whole or partially assign its rights, claims and obligations under this agreement to a third party, provided that it notifies the Agent in writing at least 30 days prior to the intended assignment. Assignment of rights, claims and/or obligations of whichever Bank pertaining to its Participation to a third party is effective provided that:

      the assignee together with the claims of the Bank - assignor expressly and in writing enters in the form and substance acceptable to the Agent into all rights and obligations of Bank - assignor pursuant to this agreement (including all rights pursuant to securities under Article II, Section 2.05.) in relation to the portion of the Participation, which is to be transferred, the Majority Banks, the Borrower and the Agent consent in writing to such assignment of rights, claims and/or obligations, whereby such consent should not be unreasonably withheld, such consent shall be deemed to have been given, unless consent is expressly refused within 15 Business Days after the day on which the Agent receives the request for such consent; however the consent of the Borrower is not required if any of the events listed in Article VII, Section 7.02 of this Agreement has occurred, the Disbursement Period has expired.

9.02. OTHER CONDITIONS FOR ASSIGNMENT OF CLAIMS AND OBLIGATIONS

    In case of assignment pursuant to the Section 9.01. of this article the Bank - assignor shall pay to the Agent for services rendered with respect of the assignment a fee amounting to SIT 250.000,00 within 8 days following the issuance of the calculation.

The principal amount of the assigned claim or of the Participation shall be at least EUR 1.000.000,00.

    The Bank is entitled to disclose to any potential assignee of the rights, claims or obligations, information and data in respect of the Loan and the Borrower provided that such assignee undertakes in writing, in form and substance acceptable to the Agent, to protect so disclosed data and information as its own confidential matter as well as a confidential matter of all contractual parties.

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ARTICLE X - GENERAL PROVISIONS

10.01. DUTIES, TAXES, AND EXPENSES

    The Borrower shall within 8 days following the date of Agent's calculation and against presentation of appropriate proofs, pay and/or refund to the Agent all duties, taxes and other necessary expenses, paid or incurred in connection with this agreement.

    The Borrower shall at the request of the Agent and against presentation of appropriate proofs refund the Agent and the Banks all duties, taxes and other expenses, paid or incurred by the Banks or the Agent in respect of the protection, preservation or enforcement of claims of the Agent and the Banks pursuant to this agreement.

    Should the Borrower fail to fulfil its obligations pursuant to this article, the Banks shall refund the Agent for such duties, taxes and other expenses in proportion to their Participation in the Loan. The Borrower shall refund the Banks the amounts so paid together with the default interest pursuant to this agreement.

10.02. DISTRIBUTION OF NOTICES

The contractual parties shall deliver all notices in connection with this agreement to the following addresses:

for the Agent:
Bank Austria Creditanstalt d.d., Ljubljana
Mrs.Martina Zupanc
Corporate Department
Šmartinska 140, 1000 Ljubljana
telefacsimile No.: 01/5876 665
telephone No.: 01/ 5876 780
email: martina.zupanc@si.bacai.com

for the Borrower:
Produkcija Plus storitveno podjetje d.o.o., Ljubljana
att.: Mr.Marijan Jurenec
Kranjceva 26, 1113 Ljubljana
telefacsimile No.: 01/ 5893 387
telephone No.: 01/5893 201
email: marijan.jurenec@pop-tv.si

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for the Banks:

Account Managers:	Administration of the Assets:

Bank Austria Creditanstalt d.d., Ljubljana
Mr.Davorin Vode	Mrs.Lidija Mencin
Risk Management Department	Risk Management Department
Šmartinska 140, 1000 Ljubljana	Šmartinska 140, 1000 Ljubljana
telefacsimile No.: 01/ 5876 799	telefacsimile No.: 01/ 5876 799

telephone No.: 01/ 5876 528	telephone No.: 01/ 5876 651
email : davorin.vode@si.bacai.com	email:lidija.mencin@si.bacai.com

Nova Ljubljanska banka d.d., Ljubljana
Trg republike 2, 1520 Ljubljana	Šmartinska 130, 1520 Ljubljana
Mrs. Mateja Remec	Mrs. Nataša Snoj
telefacsimile No.: 01/252 2461	01/425 2258
telephone No.: 01/476 2626	01/520 7315
email: mateja.remec@nlb.si	natasa.snoj@nlb.si

    Each contractual party shall immediately notify the Agent about the change in the above stated data. All reminders, calculations and other communications in respect of this agreement shall be deemed to be received on the day when despatched by telefacsimile or telex provided that they have been despatched within the regular business hours (8.00-16.00), and if not, the following Business Day, or in case of registered mail with the expiry of the third Business Day following the date on which deposited in the post, provided that they are sent to the above addresses.

Contractual parties shall on all notices in relation to this agreement refer to the number of this agreement.

10.03. CONFIDENTIALITY OF THE AGREEMENT

    The contractual parties undertake, under civil and criminal responsibility, not to disclose to third parties the contents of this agreement or data obtained in connection with this agreement or in any other manner  permit third parties access to this agreement or access to such data or its publication, except if it is obligatory in accordance with applicable regulations or expressly otherwise stipulated by this agreement.

    Notwithstanding the provision of the preceding paragraph the Agent shall be entitled to publish in an appropriate manner the amount, tenor and purpose of the Loan,  the Borrower, the Agent and the Banks, participating in the Loan.

    The Borrower authorises the Agent, that in the events, if it is necessary for the performance of this agreement, to deliver data in connection with this agreement to third parties and to make enquires at competent state and other authorities, banks and insurance companies, and hereby permits the latter to deliver to the Agent the said data.

10.04. JURISDICTION AND LAW

Any disputes, which may arise out of this agreement, shall be settled by the competent court in Ljubljana.

For the judgement of rights and obligations of the contractual parties hereunder the law of the Republic of Slovenia shall be applied.

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10.05. INVALIDITY OF PARTICULAR PROVISIONS AND CONTRACTUAL VACUUM

    If, at any time, any provision is invalid or can not be performed, as well as if certain matter is not settled by this agreement, such fact shall not affect the validity of other provisions and the validity of the agreement in whole. In case if, at any time, any provision is invalid or can not be performed, as well as if certain matter is not settled by this agreement, such provision or contractual vacuum shall be substituted by the interpretation, which will reflect the purpose of the contractual parties and the business purpose of this agreement at the time of its conclusion, if the contractual parties do not agree otherwise.

10.06 MODIFICATION OF THE AGREEMENT

This agreement may be modified subject to agreement of all contractual parties by executing a written amendment to this agreement.

10.07. VALIDITY AND COUNTERPARTS OD THE AGREEMENT

This Agreement enters into force on the date of signing by all contractual parties.

    This agreement is made in 10 (ten) identical counterparts, of which the Borrower and each Bank receive three and the Agent one, whereby only one copy received by each party contains Schedule No.12: "List of Movables" and the remaining copies do not contain such Schedule.

BORROWER:		AGENT:

(illegible signatures and		(illegible signatures)
the seal )

Marijan Jurenec		Stefan Vavti	Alfred Taul
General Manager		Division Manager	Member of the Board

BANKS:
Bank Austria		Nova LB

(illegible signatures)		(illegible signatures)

Stefan Vavti	Alfred Taul	Tomaž Jezerc	Jože Gašper Filipic
Division Manager	Member of the Board	General Manager	Executive Director

48

SCHEDULE NO. 1: FORM OF REQUEST FOR DISBURSEMENT OF THE LOAN

(on the letterhead of the Borrower)

Bank Austria Creditanstalt d.d., Ljubljana,
Mr. Davorin Vode
Risk Management Department
Šmartinska 140
1000 Ljubljana

    Pursuant to Article IV of the Loan Agreement No. 06/02-SIN, made on December 16, 2002 in Ljubljana among Produkcija Plus storitveno podjetje d.o.o. as the Borrower, the Banks and Bank Austria Creditanstalt d.d., Ljubljana as the agent (hereinafter: Loan Agreement), we hereby give you an irrevocable request for Disbursement of the Loan in the amount of

EUR .....
(in words: ........)

Terms used in this letter are as defined by the Loan Agreement.

    In accordance with the Loan Agreement transfer the aforementioned proceeds of the Loan on the .... to the account of the Borrower No. .... ................................with Bank Austria Creditanstalt d.d., Ljubljana.

    [The Borrower hereby irrevocably instructs the Agent transfer the amount of EUR ... (in words ...) to the transactional account of the Borrower with Nova Ljubljanska banka d.d., Ljubljana No, 02922-0016019933][1]

    In respect of this disbursement, we hereby confirm and warrant that the representations made by the Borrower and set out in Article VI of the Loan Agreement are entirely accurate, complete and valid and that no event specified in Article VII of the Loan Agreement exists.

Ljubljana, .................

Produkcija Plus storitveno podjetje d.o.o.

.......................................................................

_____________________
[1] to be filed in in case of payment by way of assignment through the account with Nova Ljubljanska banka d.d., Ljubljana

49

SCHEDULE NO. 2:FORM OF POWER OF AUTHORITY FOR COMPLETION OF BILLS OF EXCHANGE

(on the letterhead of the Borrower)

Bank Austria Creditanstalt d.d., Ljubljana, Mr. Davorin Vode
Risk Management Department
Šmartinska 140, 1000 Ljubljana

POWER OF AUTHORITY FOR COMPLETION OF BILLS OF EXCHANGE

1.

    We refer to the Loan Agreement No. 06/02-SIN, made on December 16, 2002 among Produkcija Plus storitveno podjetje d.o.o., Kranjceva 26, 1113 Ljubljana as the borrower (the „Borrower"), Slovenian banks (the „Banks") and Bank Austria Creditanstalt d.d., Ljubljana as the agent (the „Agent"), pursuant to which the Borrower was granted a loan under the terms and conditions contained in the agreement („Loan Agreement").

2.	Terms used in this power of authority have the meaning as defined by the Loan Agreement, except if defined otherwise in this power of authority or if the sense requires otherwise.

3.

    As security for all Borrower's liabilities to the Banks under the Loan Agreement we hereby issue and deliver to the Agent for the account of the Banks a set of 10 (ten) bills of exchange No. ... through No...., with the date being the same as of this power of authority and signed by authorised representatives of the Borrower, and otherwise left in blank („Bills of Exchange").

4.

    The Borrower hereby authorises the Banks and the Agent for the account of the Banks, to fill in the amount of the Bills of exchange up to the amount of Borrowers liabilities to the Banks under the Loan Agreement, which are due and payable, but unpaid and to present the Bills of Exchange to the debit of whichever account of the Borrower, available for payment of such Bills of Exchange in accordance with the applicable laws, and/or to present the Bills of Exchange in its own name and for the account of the Banks) for payment to us or any other organisation or institution, authorised for payment system in the Republic of Slovenia in accordance with the applicable laws.

Enclosure: 10 (ten) Bills of Exchange

Ljubljana, on the .......

Borrower

50

SCHEDULE NO. 3: METHOD OF CALCULATION OF EBIT, CONSOLIDATED TOTAL DEBT AND OPERATING CASH-FLOW

EBIT =
+	Net sales revenues
+/-	Changes in the value of the inventories of products and unfinished products
+	Own products and own services, which are used
+	Other business revenues (with other re-evaluation business revenues)
-	Costs of goods, raw materials and services
a)	Purchase value of sold goods and raw materials and costs of used raw materials,
b)	Costs of services,
-	Labour costs
a)	Salary costs
b)	Social security costs (separately stated expenses of pension insurance)
c)	Other labour costs
-	Values written-off
a)	Depreciation and re-evaluation business expenses of intangible fixed assets and of tangible fixed assets
b)	Re-evaluation business expenses of current assets
-	Other business expenses

CONSOLIDATED TOTAL DEBT =
+ Long-term financial liabilities
1. Long-term liabilities in respect of bonds
2. Long-term financial liabilities to banks
3. Long-term financial liabilities to companies in the group
4. Long-term financial liabilities to associated companies
5. Other long-term financial liabilities (leasing, owners, other companies, ...)
+ Short-term financial liabilities
1. Short-term liabilities in respect of bonds
2. Short-term financial liabilities to banks
3. Short-term financial liabilities to companies in the group
4. Short-term financial liabilities to associated companies
5. Other short-term financial liabilities (leasing, owners, other companies, ...)

OPERATING CASH-FLOW =
+/-	Net income statement
+	Depreciation
+/-	Decrease/(increase) of the value of Fixed assets and Financial Assets
(Re-evaluation)
+/-	increase/ (decrease) of the balance of Provisions for liabilities and charges in current period
+/-	decrease/(increase) of the balance of Inventories in the current period
+/-	decrease/(increase) of the balance of the Short term operating receivables in the current period
+/-	increase/ (decrease) of the balance of Received advances in the current period
+/-	increase/ (decrease) of the balance of Short term operating liabilities in current period

51

+/-	movements in the balance of the Short-term operating receivables / liabilities of the Group in the current period
+/-	movements in the balance of the Other Short-term operating receivables / liabilities in the current period (including ACR and PCR)

52

SCHEDULE NO. 4: FORM OF COMPLIANCE CERTIFICATE

Addressee: Bank Austria Creditanstalt d.d., Ljubljana as Agent [Date]
Sender: Produkcija Plus storitveno podjetje d.o.o. as Borrower

Sirs,

Loan Agreement 06/02-SIN dated December 16, 2002

[ ], authorised signatories of the company Produkcija Plus storitveno podjetje d.o.o. („Borrower"), refer to the Loan Agreement 06/02-SIN („Loan Agreement").
All terms used in this certificate shall have the same meaning as defined in the Loan Agreement.
We issue this certificate in accordance with Article VI, Section 6.02. of this agreement for the Relevant Period which ended [ ] ("Test Date").
With reference to the Test Date we hereby certify in connection with the enclosed audited financial statements of the Borrower:

	Calculation	Covenant	Compliance (Yes/No)
Ratio between the total capital and balance sheet total		at least 35%
Ratio between the operating cash-flow and net sales revenues		at least 15%
Ratio between the Consolidated Total Debt and EBIT		max 3,5-times

In respect of this certificate we confirm and warrant that:
the warranties of the Borrower pursuant to Article VI of the Loan Agreement are entirely correct, complete and valid, the Borrower is in compliance with all covenants pursuant to Article VI of the Loan Agreement.[2]
................................

[authorised signatory]
Produkcija Plus storitveno podjetje d.o.o.

Confirmation of the Auditor

_________________________________

    [2] if this confirmation can not be made, it should be specified which covenants of the Borrower under Article VI of the Loan Agreement have not been complied with and steps, if any, being taken to remedy it.

53

SCHEDULE NO. 5: INFORMATION MEMORANDUM
(omitted at the request of the customer)

54

SCHEDULE NO. 6: FORM OF CME STATEMENT 3

Dear Sirs,

    We understand that Bank Austria Creditanstalt d.d., Ljubljana and Nova Ljubljanska banka d.d., Ljubljana (the "Banks") are willing to grant a loan in favour of Produkcija Plus storitveno podjetje d.o.o., Ljubljana (the "Company") in amount of EUR 8.000.000,00 (in words: eight million euros) for a six year period (the "Loan") and thus enter into a syndicated loan agreement with the Company (the "Syndicated Loan Agreement"). We hereby confirm that we are aware of the Loan and the Syndicated Loan Agreement and are prepared to make the statements below solely in order to give you comfort in respect thereof.

    We wish to advise you that as of the date hereof the Company is a 78%  directly owned subsidiary of CME Slovenia B.V. ("CME") and is, to the best of our knowledge, duly established and organised, validly existing and in good standing under the laws of Slovenia. According to financial data that are available to us, there has been no material adverse change in the operation of the company as of the date of audited financial statements as at 31.12.2001.

    To the best of our knowledge and subject to the Company taking all necessary corporate action, there is no circumstance that would prohibit the Company from entering into and performing the Syndicated Loan Agreement.

    The execution of the Syndicated Loan Agreement by the Company and exercise of its rights and performance of its obligations thereunder will not, to the best of our knowledge, result in the creation of an encumbrance over the assets or revenues of the Company or be in violation with any other agreement, mortgage, bond or other instrument or treaty which CME is a party or which is binding upon it or any of its assets.

Furthermore, we hereby warrant the following as of the date hereof:

      CME has not taken any corporate action nor, to the best of our knowledge, have any other material steps been taken or material legal proceedings been started against it or threatened for its winding – up, insolvency, dissolution or administration or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer over it or any material portion or all its assets or revenues,

There is no litigation, arbitration or administrative proceeding of or before any court, arbitral body or agency against CME which, if adversely determined, would have a material adverse effect.

    Please be advised that it is our present policy to ensure that the he Company is managed such that it is in a position to meet its liabilities, including the Syndicated Loan Agreement, and to use commercially reasonable efforts to procure that the Company conducts its business, including compliance with the financial covenants under the Syndicated Loan Agreement, in such a way that it is able to meet such liabilities.

______________________
[3] the original wording of this schedule is in English, therefore it has not been translated

55

    The Banks acknowledge by countersignature hereto that this Statement does not constitute a guarantee, surety, indemnity or other support arising out of or in connection with the obligations of the Company under the Syndicated Loan Agreement.

This letter shall be governed by the laws of the Netherlands.

Yours faithfully,

CME Slovenia B.V.

_________________
By: Alphons van Spaendonck
Title: Director

_________________
By: Pan Invest B.V.
Name: Hubert Bish
Title: Director

Acknowledged,

Bank Austria Creditanstalt d.d., Ljubljana

_________________
By:
Title:

Nova Ljubljanska banka d.d., Ljubljana

_________________
By:
Title:

56

SCHEDULE NO. 7: FORM OF KANAL A STATEMENT

STATEMENT

    1. The Agency for Telecommunications, Broadcasting and Post of the Republic of Slovenia has in accordance with the Law on Telecommunications (Official gazette RS No. 30/01) issued to Kanalu A decrees on granting of the radio frequencies, by which the right to use the radio frequencies in conformity with this law, has been granted to the company. Attached list of decrees pursuant to this paragraph is integral part of this statement..

    2.The company Proplus has on  December 16, 2002  with  Bank Austria Creditanstalt d.d., Ljubljana and Nova Ljubljanska banka d.d., Ljubljana as creditors and Bank Austria Creditanstalt d.d., Ljubljana as the Agent concluded the syndicated loan agreement by which the creditors have ensured to the company Kanal A the Loan in the amount of EUR 8.000.000,00 (Syndicated Loan Agreement ).

    3. We hereby confirm , that we are aware of the stipulations of the Syndicated Loan Agreement, especially with the disbursement conditions as they are specified in Article II., Section 2.01 of the Syndicated Loan Agreement.

    4. Referring to the above said we irrevocably undertake that during the continuance of the liabilities of the Borrower pursuant to the Syndicated Loan Agreement we shall not transfer, encumber or otherwise dispose with the permits set out in 1st paragraph of this statement. In case the rights referring  to the quoted permits will be entered into public register, we bind ourselves to perform all necessary actions  that a restriction of encumbrance and disposal of these rights will be entered into  such  public register.

5. In case of breach of provisions of this statement we shall reimburse the creditors with all costs and indemnify them for the damage, incurred by such breach.

Kanal A

57

SCHEDULE NO. 8: FORM OF POP TV STATEMENT

STATEMENT

    1. The Agency for Telecommunications, Broadcasting and Post of the Republic of Slovenia has in accordance with the Law on Telecommunications (Official gazette RS No. 30/01) issued to POP TV decrees on granting of the radio frequencies, by which the right to use the radio frequencies in conformity with this law, has been granted to the company. Attached list of decrees pursuant to this paragraph is integral part of this statement.

    2.The company Proplus has on  December 16, 2002 with  Bank Austria Creditanstalt d.d., Ljubljana and Nova Ljubljanska banka d.d., Ljubljana as creditors and Bank Austria Creditanstalt d.d., Ljubljana as the Agent concluded the Syndicated Loan Agreement by which the creditors have ensured to the company Kanal A the Loan in the amount of EUR 8.000.000,00 (Syndicated Loan Agreement ).

    3. We hereby confirm , that we are aware of the stipulations of the Syndicated Loan Agreement, especially with the disbursement conditions as they are defined in Article II., Section 2.01 of the Syndicated Loan Agreement.

    4. Referring to the above said we irrevocably undertake that during the continuance of the liabilities of the Borrower pursuant to the syndicated loan agreement we shall not transfer, encumber or otherwise dispose with the permits set out in 1st paragraph of this statement. In case the rights referring  to the quoted permits will be entered into public register, we bind ourselves to perform all necessary actions  that a restriction of encumbrance and disposal of these rights will be entered into  such  public register.

5. In case of breach of provisions of this statement we shall reimburse the creditors with all costs and indemnify them for the damage, incurred by such breach .

Pop TV

58

SCHEDULE NO. 9: FORM OF AGREEMENT ON ASSIGNMENT OF RECEIVABLES AS SECURITY
(omitted at the request of the customer)

59

SCHEDULE NO. 10: FORM OF AGREEMENT ON PLACEMENT OF THE FIXED-TERM DEPOSIT
(omitted at the request of the customer)

60

SCHEDULE NO. 11: LIST OF EXISTING LOAN AGREEMENTS
(omitted at the request of the customer)

61

SCHEDULE NO. 12: LIST OF MOVABLES
(omitted at the request of the customer)

62

SCHEDULE NO. 13: LIST OF RECEIVABLES
(omitted at the request of the customer)

63

SCHEDULE NO. 14: LIST OF DECREES ON GRANTING OF RADIO FREQUENCIES
(omitted at the request of the customer)

64